                                                              EXHIBIT 1.A.(5)(a)

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY

NEV-18
Variable Life Policy



         PLAN OF INSURANCE
         Flexible Premium Adjustable Variable Survivorship Life



NEW ENGLAND LIFE INSURANCE COMPANY Agrees to pay THE DEATH BENEFIT OF THIS POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF OF THE LAST DEATH AND to provide THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

These agreements are subject to all of the provisions of the Policy.

Signed on the Date of Issue
for the Company at its
Home Office,
501 Boylston Street
Boston, MA 02117

ABCD
President

ABCD
Secretary

FLEXIBLE PREMIUM
ADJUSTABLE VARIABLE
SURVIVORSHIP LIFE POLICY
- The Death Proceeds are payable at the Last Death, if the Policy is in force.
- The Policy can be adjusted by decreasing the Face Amount.
- The amount and frequency of premium payments can be changed.
- The Policy does not share in dividends.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE FACE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST; BUT IT WILL NOT BE LESS THAN THE FACE AMOUNT. SEE
SECTION 9.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST. SEE SECTION 13.

PLEASE READ YOUR POLICY CAREFULLY
This Policy is a legal Contract between you and the Company.

RIGHT TO RETURN THE POLICY WHEN THIS POLICY IS ISSUED, YOU SHOULD EXAMINE IT. YOU CAN RETURN THE POLICY TO THE COMPANY OR ITS AGENT FOR ANY REASON WITHIN 10 DAYS AFTER YOU RECEIVE IT FROM THE COMPANY. IF YOU RETURN THE POLICY: AN AMOUNT EQUAL TO THE SUM OF (a) THE DIFFERENCE, IF ANY, BETWEEN ANY PREMIUM PAID PLUS ANY UNSCHEDULED PAYMENT MADE AND THE AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT AND THE FIXED ACCOUNT AND (b) THE VALUE OF ANY AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT AND THE FIXED ACCOUNT WILL BE REFUNDED TO YOU; AND THE POLICY WILL BE CANCELLED FROM THE START.

NEV-18

POLICY PROVISIONS

Section
      1    Policy Schedule
      2    Table of Guaranteed Insurance Factors Per
           $1,000
      3    Surrender Charge
      4    Table of Corridor Factors
      5    Accounts Available
      6    Contract
      7    The Variable Account
      8    The Fixed Account
      9    Death Benefit
     10    Premiums
     11    Monthly Deduction
     12    Reinstatement After Lapse
     13    Cash Value of the Policy
     14    Policy Loans
     15    Policy Changes
     16    24 Months Conversion Right
     17    Owner and Beneficiary
     18    Payment of Benefits
     19    Payment Options
     20    Life Income Tables
      -    Riders, if any
      -    Amendments and Endorsements
      -    Copy of the Application

ALPHABETICAL GUIDE

Section
         1,6   Age of Insured
          11   Amount at Risk
          17   Assignments
          17   Beneficiary
          18   Benefits, Payment of
          13   Cash Value
           6   Claims of Creditors
           6   Contestable
           6   Contract
        1, 6   Date of Issue
        1, 6   Date, Policy
           9   Death Benefit
          15   Decrease in Face Amount
           1   Face Amount
           8   Fixed Account
          11   Grace Period
           2   Insurance Factors
          13   Investment Return
      18, 19   Life Income Options
          20   Life Income Tables
           1   Loan Interest Rate
          14   Loans, Policy
          11   Monthly Deduction
          13   Net Cash Value
          17   Owner
          15   Partial Surrender
          19   Payment Options
           6   Periodic Reports
          15   Policy Changes
          14   Policy Loan Balance
           6   Postponement of Payments
          10   Premiums
          12   Reinstatement
           1   Schedule, Policy
        5, 7   Sub-Accounts
           6   Suicide
           3   Surrender Charge
       3, 13   Surrender of the Policy
          16   24 Months Conversion Right
           7   Variable Account

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY

1. Policy Schedule
                                                                                  OWNER AND BENEFICIARY
                                                                                  As named in the Application or as later
                                                                                  changed. See the Owner and Beneficiary Section
                                                                                  of the Policy.
--------------------------------------------------------------------------------------------------------------------------------
POLICY NUMBER
Specimen

POLICY DATE                               DATE OF ISSUE
September 1, 1999                         September 1, 1999

POLICY LOAN INTEREST RATE                 DEATH BENEFIT OPTION           DEFINITION OF LIFE INSURANCE TEST
4.35%                                     1                              Guideline Premium Test

THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW POLICY SCHEDULE WILL SUPERSEDE THIS SCHEDULE.

SCHEDULE OF INSUREDS
--------------------------------------------------------------------------------------------------------------------------------
Insured 1:        John Alden                  Age and Sex:       35 Male           Policy Class:       Smoker Standard

Insured 2:        Myles Standish              Age and Sex:       35 Male           Policy Class:       Smoker Standard
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
SCHEDULE OF BENEFITS
--------------------------------------------------------------------------------------------------------------------------------
                                                                         FACE AMOUNT*
Flexible Premium Adjustable Variable Survivorship Life                   $100,000
--------------------------------------------------------------------------------------------------------------------------------
SCHEDULE OF PREMIUMS
--------------------------------------------------------------------------------------------------------------------------------
Planned Annual Premium:                                           $768.00**
Monthly Minimum Premium:                                          $  41.66

Maximum Monthly Policy Fee:
                           Years 1 - 3                            $12.50
                           Thereafter                             $ 5.50
Maximum Monthly Mortality and Expense Risk Charge:
                           Years 1 - 10                           $.009/12 times (Cash Value before the Monthly Deduction minus the Policy's portion of the Fixed Account)
                           Thereafter                             $.0045/12 times (Cash Value before the Monthly Deduction minus the Policy's portion of the Fixed Account)
Maximum Monthly Administrative Charge:
                           Years 1 - 3                            $8.00
                           Thereafter                             $6.00
Maximum Premium Expense Charge:
                           Year 1                                 30% of the first $768.00 of premium plus 7.5% of the
                                                                  remainder***
                           Years 2 - 10                           15% of the first $768.00 of premium in each year plus
                                                                  7.5% of the remainder***
                           Thereafter                              7.5% of the premium

ABCD
Secretary

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY


1. Policy Schedule  (second page)
                                                                        OWNER AND BENEFICIARY
                                                                        As named in the Application or as later
                                                                        changed. See the Owner and Beneficiary Section
                                                                        of the Policy.
----------------------------------------------------------------------------------------------------------------------
POLICY NUMBER
Specimen

POLICY DATE                               DATE OF ISSUE
September 1, 1999                         September 1, 1999

POLICY LOAN INTEREST RATE                 DEATH BENEFIT OPTION           DEFINITION OF LIFE INSURANCE TEST
4.35%                                     1                              Guideline Premium Test
----------------------------------------------------------------------------------------------------------------------

THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW POLICY SCHEDULE WILL SUPERSEDE THIS SCHEDULE.

SCHEDULE OF PREMIUMS (CONTINUED)


* This coverage may expire if premiums paid are insufficient to continue the coverage. There may be little or no Cash Value at that time.

** If the Planned Annual Premium is paid on the first day of each policy year, and the Actual Investment Return is 4% and the guaranteed maximum charges apply in all years, this Policy will terminate in policy year 40 unless additional premium is paid.

*** Premiums paid within 20 days before a policy anniversary are assumed to be paid in the following year.

ABCD
Secretary

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY



2.   Table of Guaranteed Insurance Factors per $1,000
     Based on the 1980 CSO Smoker Table

POLICY NUMBER  Specimen

                POLICY YEAR                MONTHLY FACTOR               POLICY YEAR               MONTHLY FACTOR
                            1                      $.0006                         34                     $2.2448
                            2                       .0019                         35                      2.5494
                            3                       .0035                         36                      2.8913
                            4                       .0055                         37                      3.2761
                            5                       .0080                         38                      3.7166
                            6                       .0111                         39                      4.2180
                            7                       .0151                         40                      4.7750
                            8                       .0199                         41                      5.3988
                            9                       .0259                         42                      6.0596
                           10                       .0331                         43                      6.7460
                           11                       .0419                         44                      7.4456
                           12                       .0522                         45                      8.1702
                           13                       .0646                         46                      8.9418
                           14                       .0790                         47                      9.7747
                           15                       .0963                         48                     10.6882
                           16                       .1165                         49                     11.6882
                           17                       .1410                         50                     12.7422
                           18                       .1702                         51                     13.8176
                           19                       .2056                         52                     14.8807
                           20                       .2482                         53                     15.9144
                           21                       .2979                         54                     17.0246
                           22                       .3560                         55                     18.1139
                           23                       .4220                         56                     19.1958
                           24                       .4978                         57                     20.2900
                           25                       .5830                         58                     21.4397
                           26                       .6817                         59                     22.8934
                           27                       .7970                         60                     24.7464
                           28                       .9320                         61                     27.4231
                           29                      1.0905                         62                     31.9931
                           30                      1.2737                         63                     39.9825
                           31                      1.4824                         64                     54.8157
                           32                      1.7133                         65                     83.3333
                           33                      1.9683

ABCD
Secretary

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY


3. Surrender Charge


POLICY NUMBER
Specimen

------------------------------------------------------------------------------
THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW SECTION 3 SURRENDER CHARGE WILL SUPERSEDE THIS SECTION.
------------------------------------------------------------------------------

A Surrender Charge will be deducted from partial surrenders that reduce the Face Amount, full surrender, decrease in Face Amount, and lapse transactions during the first 15 policy years. The Maximum Surrender Charge for year 1 is shown below. The Maximum Surrender Charges for the last policy month of each of years 2 through 15 are shown below; the Maximum Surrender Charges for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount.

                                  YEAR OF
                                 SURRENDER,                                                  MAXIMUM
                                 DECREASE OR                                                 SURRENDER
                                   LAPSE                                                      CHARGE
                                     1                                                         $691.20
                                     2                                                          641.82
                                     3                                                          592.46
                                     4                                                          543.09
                                     5                                                          493.71

                                     6                                                          444.34
                                     7                                                          394.97
                                     8                                                          345.60
                                     9                                                          296.23
                                     10                                                         246.86

                                     11                                                         197.49
                                     12                                                         148.11
                                     13                                                          98.74
                                     14                                                          49.37
                                     15                                                           0.00

ABCD
Secretary

                                                                NEW ENGLAND LIFE
                                                               INSURANCE COMPANY


4. Table of Corridor Factors

---------------------------------------------------------------------------------------------------------------------------
POLICY NUMBER
Specimen
---------------------------------------------------------------------------------------------------------------------------
       AGE*               IRS            ENHANCED                                 AGE*              IRS            ENHANCED
        35                2.50             2.50                                    68              1.17              1.17
        36                2.50             2.50                                    69              1.16              1.16
        37                2.50             2.50                                    70              1.15              1.15
        38                2.50             2.50                                    71              1.13              1.13
        39                2.50             2.50                                    72              1.11              1.11
        40                2.50             2.50                                    73              1.09              1.09
        41                2.43             2.43                                    74              1.07              1.07
        42                2.36             2.36                                    75              1.05              1.05
        43                2.29             2.29                                    76              1.05              1.05
        44                2.22             2.22                                    77              1.05              1.05
        45                2.15             2.15                                    78              1.05              1.05
        46                2.09             2.09                                    79              1.05              1.05
        47                2.03             2.03                                    80              1.05              1.05
        48                1.97             1.97                                    81              1.05              1.10
        49                1.91             1.91                                    82              1.05              1.15
        50                1.85             1.85                                    83              1.05              1.20
        51                1.78             1.78                                    84              1.05              1.25
        52                1.71             1.71                                    85              1.05              1.30
        53                1.64             1.64                                    86              1.05              1.35
        54                1.57             1.57                                    87              1.05              1.40
        55                1.50             1.50                                    88              1.05              1.45
        56                1.46             1.46                                    89              1.05              1.50
        57                1.42             1.42                                    90              1.05              1.50
        58                1.38             1.38                                    91              1.04              1.50
        59                1.34             1.34                                    92              1.03              1.50
        60                1.30             1.30                                    93              1.02              1.50
        61                1.28             1.28                                    94              1.01              1.50
        62                1.26             1.26                                    95              1.01              1.50
        63                1.24             1.24                                    96              1.01              1.40
        64                1.22             1.22                                    97              1.01              1.30
        65                1.20             1.20                                    98              1.01              1.20
        66                1.19             1.19                                    99              1.01              1.10
        67                1.18             1.18                                   100              1.00              1.00

* Based on age of younger Insured.


ABCD
Secretary

--------------------------------------------------------------------------------



5. Accounts Available on 9/1/99


-    Variable
         Back Bay Advisors Money Market Sub-account
         Back Bay Advisors Bond Income Sub-account
         Fidelity VIP High Income Sub-account
         Back Bay Advisors Managed Sub-account
         Fidelity VIP II Asset Manager Sub-account
         Loomis Sayles Balanced Sub-account
         Alger Equity Growth Sub-account
         Capital Growth Sub-account
         Davis Venture Value Sub-account
         Fidelity VIP Equity-Income Sub-account
         Goldman Sachs Midcap Value Sub-account
         Loomis Sayles Small Cap Sub-account
         MFS Investors Sub-account
         MFS Research Managers Sub-account
         Westpeak Growth and Income Sub-account
         Westpeak Stock Index Sub-account
         Fidelity VIP Overseas Sub-account
         Morgan Stanley International Magnum Equity Sub-account

-    Fixed

NEV-18

6. Contract

THE CONTRACT

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Life Insurance Company, a Massachusetts corporation, (called "the Company"). The Policy, which includes the attached Application and any Application for adjustment of the Policy, is the entire contract between you and the Company. All riders are listed in Section 1. No change in or waiver of the provisions of the Policy is valid unless the change or waiver is signed by the President or the Secretary of the Company.

PAYMENTS UNDER THE CONTRACT

All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Home Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Home Office of proof of the Last Death.

DATES

Policy years, months and anniversaries are all measured from the Policy Date. Contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are shown in Section 1.

LAST DEATH

The Last Death is the later of: the death of Insured 1; and the death of Insured 2.

NOT CONTESTABLE AFTER TWO YEARS

Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance on the life of an Insured or to defend against a claim unless contained in the Application for the insurance on that Insured. The insurance issued under this Policy will not be contestable after it has been in force during the life of each Insured:

- With respect to the amount of Death Benefit which results from other than payments for which proof of insurability is required, for two years from the Date of Issue; and

- With respect to any amount of Death Benefit which results from a payment for which proof of insurability is required, for two years from the date that payment is received.

SUICIDE WITHIN TWO YEARS

If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the premiums paid; less any Policy Loan Balance; and less any partial surrenders. The Policy will terminate as of the date of the first death by suicide.

Within 60 days after the first death by suicide, the Owner can purchase new life insurance on an Eligible Insured without evidence of insurability. For purposes of this provision, an Eligible Insured is a surviving Insured on whom the Company would have issued a single life policy on the Policy Date of this Policy. The new policy will be issued:

- On the most recently approved plan of single life variable insurance issued by the Company on the Policy Date of the new policy, if the issue age on the new policy is age 75 or younger;

- On a single life Ordinary Life insurance plan with a level face amount issued by the Company on the Policy Date of the new policy, if the issue age on the new policy is greater than 75;

-    On a policy form and at rates in use by the Company on the Policy Date;

-    Subject to any assignments and limitations to which this Policy is subject;

- With a Policy Date and Date of Issue the same as the date of the first death by suicide under this Policy;

- Based on the underwriting class to which the Eligible Insured was assigned by the Company on the Policy Date of this Policy;

- At the insurance age of the Eligible Insured on the Policy Date of the new policy; and

- With a Face Amount equal to the Face Amount of this Policy plus the amount of any single life term rider for the Eligible Insured under this Policy.

NEV-18


Riders can be added to the new policy only with the consent of the Company. Application for the new policy must be: in writing; signed by the Owner and by the Eligible Insured; and received by the Company within 60 days after the date of the first death by suicide. However, if that Insured dies within this 60 day period; and before the application for a new policy is received by the Company; a death benefit for the Eligible Insured's death will be paid as if the new policy had been issued: as a variable life policy; assuming all premiums for the new policy were allocated to the Fixed Account (see Section 8); and assuming the Death Benefit Option chosen was equal to the face amount of the policy.


NOTIFICATION OF FIRST DEATH

The Company should be notified immediately when the first death occurs. Even if premiums continue to be paid after the first death, the Company has the right: to contest the Policy under the Not Contestable After Two Years provision; or to limit benefits and terminate the Policy under the Suicide Within Two Years provision.

AGE AND SEX OF INSURED

The age of an Insured on the Policy Date and on each policy anniversary means the age at the nearest birthday of that Insured based on calendar months.

If the age or the sex of either Insured has not been correctly stated in the Application, the Death Benefit will be the amount that the most recent Monthly Deduction (see Section 11) which was made would have provided for the correct age and sex.

CLAIMS OF CREDITORS
The Policy and payments under it are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES

"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. Minimum Cash Values, Reserves and Guaranteed Insurance Factors are based on the mortality table shown in Section 2. Interest is compounded daily at the effective rate of 4% per year. A detailed statement of the method of computing values has been filed with the Insurance Department of the state in which the Policy is delivered. All values are equal to or in excess of the minimum values required by the law of that state.

PERIODIC REPORTS

The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; all transactions in connection with the Policy since the most recent report; and any other required information.

POLICY ILLUSTRATION OF BENEFITS AND VALUES

Upon written request the Company will send you a policy illustration which will illustrate benefits and values under the Policy.

POSTPONEMENT OF VARIABLE BENEFITS

The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

- The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

- The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

- The Securities and Exchange Commission orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

NEV-18

POSTPONEMENT OF SURRENDERS, TRANSFERS AND LOANS FROM THE FIXED ACCOUNT

The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

7. The Variable Account


THE VARIABLE ACCOUNT

The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law and is now operated in accordance with Massachusetts law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies. The portion of the Account assets equal to the reserves plus other policy liabilities of the Account is not chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer to its general account Variable Account assets which exceed the total of reserves and other liabilities of the Account. Income and realized and unrealized capital gains and losses of the Account are credited to the Account without regard to any of the Company's other income or capital gains and losses.

SUB-ACCOUNTS

The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The initial net premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial net premium allocated to the Account will be credited with Money Market sub-account net investment performance beginning on the latest of:

-    The Policy Date;

-    The date of the last Part II of the Application, if any is required;

-    The effective date of the choice of the Account; and

-    The date the first premium is received by the Company.

NEV-18


The portion of the Policy's Cash Value allocated to the Account will be deposited, based on your choice, in the sub-accounts on the day the Company mails the Confirmation for the initial premium. Before this date, the values and benefits of the Policy will depend on: the net investment performance of the Money Market sub-account if any portion of the initial premium is allocated to the Account; and the Policy's portion of the Fixed Account. After this date each future net premium allocated to the Account and each future net unscheduled payment allocated to the Account will be invested in the sub-accounts you chose as of the date it is received by the Company at its Home Office.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 9 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 9.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.

CHOICE OF SUB-ACCOUNTS

You choose the sub-accounts in which net premiums and net unscheduled payments are to be invested. You can change the choice for future premiums and future unscheduled payments at any time by notice to the Company. The portion of the net premium and the net unscheduled payment to be applied to each sub-account chosen must be a whole percent.


CHANGE IN PORTFOLIOS

The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

-    The value of the removed portfolio; and

- Future net premiums and future net unscheduled payments applied to that sub-account.

TRANSFER OPTION

After the Company mails the Confirmation of the first premium, you can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account or to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision.) Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. Transfers will be subject to a limit of 4 in each policy year, except with the consent of the Company. A transfer out of the Fixed Account will not count against this limit. The Company reserves the right to charge for each additional transfer.

CHANGE OF INVESTMENT POLICY

The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the Commonwealth of Massachusetts; and (b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to convert this Policy to a fixed benefit coverage. The conversion will be on the basis described in the 24 Months Conversion Right section. (See Section 16.) Your request to convert this Policy must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.

NEV-18

RIGHTS RESERVED BY THE COMPANY

The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

8. THE FIXED ACCOUNT


THE FIXED ACCOUNT

The Fixed Account is a portion of the general account of the Company.

The initial net premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial net premium allocated to the Fixed Account is first invested in the Fixed Account as of the latest of:

-    The Policy Date;

-    The date of the last Part II of the Application, if any is required;

-    The effective date of the choice of the Fixed Account; and

-    The date the first premium is received by the Company.

Thereafter, each net premium allocated to the Fixed Account and each net unscheduled payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Home Office. Each transfer to the Fixed Account will be applied as of the transfer date.

FIXED ACCOUNT INTEREST

The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 4%. The effective interest rate used on the Policy will be the weighted average of all such rates for the Policy.

After the Policy has been in force for a total of 10 years, if the Company sets an interest rate for the Fixed Account which is greater than 4%, that rate will be increased for the Policy by at least .45%. The increase in interest rate will reflect a reduction in the Company's interest holdback margin for expenses.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's portion of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.

NEV-18

RESTRICTION OF NEW AMOUNTS APPLIED TO THE FIXED ACCOUNT

The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 4%.

TRANSFERS OUT OF THE FIXED ACCOUNT

You can transfer a limited amount of the Policy's portion of the Fixed Account to the sub-accounts once within 30 days after each policy anniversary. Except with consent of the Company, the transfer will be limited to the greater of: 25% of the Policy's portion of the Fixed Account; and the amount of the Policy's portion of the Fixed Account transferred to the sub-accounts the prior year. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone.

CHOICE OF THE FIXED ACCOUNT

You can choose to have net premiums and net unscheduled payments applied to the Fixed Account. You can change the choice for future net premiums and future net unscheduled payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion of the net premium and net unscheduled payment to be applied to the Fixed Account must be a whole percent.

9. DEATH BENEFIT

DEATH BENEFIT

The Company will pay a Death Benefit to the Beneficiary upon receipt of proof of the Last Death. The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of the Last Death if the Last Death occurs prior to age 100 of the younger Insured. If the Last Death occurs on or after age 100 of the younger Insured, the Death Benefit will equal the greatest of:

-    The Cash Value on the date of the Last Death;

- The Face Amount of the Policy if, at age 100 of the younger Insured, the Policy has a Guaranteed Death Benefit Rider attached and the No Lapse Guarantee Benefit is in effect; and

- The smallest Face Amount that has been in effect since the younger Insured's age 80 (or since the Policy Date if the younger Insured was older than age 80 on that Date) if the Policy has an Expanded Death Benefit Rider attached.

The amount payable in any event will be reduced by any Policy Loan Balance on the date of the Last Death. If the Last Death occurs during the grace period, the Amount Due (see the Grace Period Provision in the Monthly Deduction Section) will be deducted from the policy proceeds to cover Monthly Deductions to the date of death. The policy proceeds will be paid in one sum unless all or part of the proceeds is applied to a Payment Option. (See Payment of Benefits, Section 18.)

CHOICE OF DEFINITION OF LIFE INSURANCE TEST

This Policy is intended to qualify as a flexible premium adjustable life insurance contract under the Internal Revenue Code (called "the Code") and any interpretive regulation or rulings by the Internal Revenue Service. The Code provides two tests to determine whether the policy meets the definition of life insurance: the Cash Value Accumulation Test; and the Guideline Premium Test. The Test used for the life of this Policy will be the one chosen in the original Application; that Test cannot be changed.

NEV-18

                          CASH VALUE ACCUMULATION TEST

If you choose the Cash Value Accumulation Test, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the Net Single Premium Corridor Factor for the age of the younger Insured at the beginning of the policy year. If you choose the Cash Value Accumulation Test, the Net Single Premium Corridor Factor will be shown in Section 4.

                             GUIDELINE PREMIUM TEST

If you choose the Guideline Premium Test, you must choose one of two Death Benefit Corridors (the IRS Corridor or the Enhanced Corridor) in the original application. Evidence that there has been no change in insurability of either Insured since the Date of Issue may be required to change the Death Benefit Corridor for the Policy at a later time (see below). If you choose the Guideline Premium Test, the Corridor Factors will be shown in Section 4.

If you choose the IRS Corridor, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the IRS Corridor Factor for the age of the younger Insured at the beginning of the policy year.

If you choose the Enhanced Corridor, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the Enhanced Corridor Factor for the age of the younger Insured at the beginning of the policy year.

DEATH BENEFIT OPTIONS

This Policy provides five Death Benefit Options. The Death Benefit Option will be as chosen in the Application or as later changed. The Death Benefit Option is shown in Section 1.

OPTION 1

The Death Benefit equals the greater of:

-    The Face Amount shown in Section 1; and

- The death benefit required by the Guideline Premium Test with the Enhanced Corridor.

OPTION 2

The Death Benefit equals the greater of:

-    The Face Amount shown in Section 1; and

-    The death benefit required by the Guideline Premium Test with the IRS
     Corridor.

OPTION 3

The Death Benefit equals the greater of:

-    The Face Amount shown in Section 1 plus the Cash Value; and

- The death benefit required by the Guideline Premium Test with the Enhanced Corridor.

OPTION 4

The Death Benefit equals the greater of:

-    The Face Amount shown in Section 1; and

- The death benefit required by the Cash Value Accumulation Test with the Net Single Premium Corridor.

OPTION 5

The Death Benefit equals the greater of:

-    The Face Amount shown in Section 1 plus the Cash Value; and

- The death benefit required by the Cash Value Accumulation Test with the Net Single Premium Corridor.

If you have a Survivorship Level Term Insurance Rider, you can choose to have the Term Amount of the Rider added to the Face Amount of the Policy for purposes of calculating the Death Benefit.

CHANGING THE DEATH BENEFIT OPTION

After the first policy year and before the younger Insured is age 100, you can change the Death Benefit Option on the first day of any policy month by written application to the Company. However, if the change would increase the amount at risk (see Section 11), the change can be made: only if both Insureds are living on the Adjustment Date; and only if there has been no change in the insurability of both Insureds. A change in Death Benefit Option will be effective on the Adjustment Date shown in the new Policy Schedule.

Except with the consent of the Company, a change from Option 1 or 2 to Option 3 or a change from Option 4 to Option 5 can be made only if the Face Amount after the change is at least $100,000. A change from Option 2 to Option 3 will require evidence that there has been no change in insurability of either Insured since the Date of Issue. If you change from Option 1 or 2 to Option 3 or from Option 4 to Option 5: the Face Amount will be decreased such that the Death Benefit immediately before and after the change is the same; and no Surrender Charge will apply. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy. If you chose the Guideline Premium Test for the Policy, a portion of the Cash Value will be paid to you if necessary in order to allow the Policy to continue to qualify as life insurance.

If you change from Option 3 to Option 1 or 2 OR from Option 5 to Option 4, the Face Amount will be increased such that the Death Benefit immediately before and after the change is the same.

A change from Option 1 to Option 2 OR Option 2 to Option 1 is also allowed. A change from Option 2 to Option 1 will require evidence that there has been no change in insurability of either Insured since the Date of Issue.

10. PREMIUMS


PAYMENT

Premiums are payments made to the Company to pay for the Policy. The Policy will not be in force until the first premium is paid. After the first premium is paid, premiums can be paid: at any time; and in any amount, subject to the Limits on Premiums below. Payments can be made at the Home Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. Unless you request otherwise in writing to the Company, any payment received by the Company in response to an anniversary bill and within 45 days after a policy anniversary when a Policy Loan exists on the Policy will be used: first, as a planned premium; and second, as payment of loan interest; and third, as an unscheduled payment. Otherwise, the payment will be used: first, as a planned premium; and second, as an unscheduled payment.

AMOUNT AND FREQUENCY

Planned annual premiums are shown in Section 1. Payments and Planned Premium Dates can be annual, semi-annual or quarterly or can be at any frequency agreed to by the Company. (See Limits on Premiums below.)

Unscheduled payments can be made at any time. (See Limits on Premiums below.)

Cash Values and Death Benefits will be permanently affected by the amount and frequency of planned and unscheduled payments.

LIMITS ON PREMIUMS

Payments are subject to these limits:

- No payment can be made at and after age 100 of the younger Insured, except as stated in the Grace Period provision (see Section 11); and

-    No payment can be less than $25; and

- Total planned and unscheduled payments will be limited to the Company's published maximum; and

- No unscheduled payment can be made if it increases the Death Benefit by more than it increases the Cash Value, except with the consent of the Company; and

-    No planned premium can be increased except with the consent of the Company.




NEV-18

If you have selected the Guideline Premium Test for the Policy (see Section 9, Choice of Definition of Life Insurance Test), premiums on this Policy are also limited to an amount no greater than that allowing the Policy to continue to qualify as life insurance.


NET PREMIUM
The net premium is equal to: the premium payment; less no more than the Maximum Premium Expense Charge at the rates shown in Section 1.

11. MONTHLY DEDUCTION


MONTHLY DEDUCTION

On the first day of each policy month until age 100 of the younger Insured, the Company will make a Monthly Deduction for that policy month from the Cash Value of this Policy. The amount of the Monthly Deduction for a policy month is equal to:

-    The cost of insurance and the cost of any riders for the policy month;
         PLUS

-    An amount not greater than the Maximum Monthly Policy Fee shown in Section
     1;
         PLUS

- An amount not greater than the Maximum Monthly Mortality and Expense Risk Charge shown in Section 1;
         PLUS

- An amount not greater than the Maximum Monthly Administrative Charge shown in Section 1.

At and after age 100 of the younger Insured the Cash Value of the Policy will be calculated as described in the Cash Value of the Policy Section, except that the Monthly Deductions will be equal to zero.

If the Policy meets the Monthly Minimum Premium test (see below) or if a Guaranteed Death Benefit Rider is attached and the No Lapse Guarantee Benefit is in effect, the Monthly Deduction will be made, whether or not premiums are paid, until the Cash Value equals zero. Otherwise, the Monthly Deduction will be made, whether or not premiums are paid, as long as the Net Cash Value is sufficient to cover the entire Monthly Deduction. This provision will not continue any rider beyond the termination date as provided in the rider.

The Monthly Deduction will be deducted from the sub-accounts and the Fixed Account in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account unless you choose in writing to have Monthly Deductions deducted: from a specific sub-account or the Fixed Account until the Policy's portion of that sub-account or of the Fixed Account equals zero; and then from the remaining sub-accounts and the Fixed Account in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.


NEV-18

COST OF INSURANCE

The monthly cost of insurance for the Policy is equal to: the amount at risk; times the cost of insurance rate per $1,000 for that month divided by 1,000. The amount at risk is equal to:

- The Death Benefit on the first day of the policy month discounted at the monthly equivalent of 4% per year;

         LESS

- The Cash Value on the first day of the policy month after the Monthly Deduction has been processed.

COST OF INSURANCE RATES

The cost of insurance rates for each policy year are based on: the sexes of the Insureds; the underwriting classes of the Insureds; and the ages of the Insureds on the first day of the policy year. The rates will be set by the Company each year on the policy anniversary, based on the expectations of the Company as to future experience. The Table of Guaranteed Insurance Factors per $1,000 (see
Section 2) shows the maximum guaranteed factor for each policy month which starts on the Policy Date or a policy anniversary. The factors between anniversaries vary monthly based on uniform distribution of deaths throughout the policy year.

MONTHLY DEDUCTION ADJUSTMENT AT DEATH

The portion of any Monthly Deduction made for a period beyond the date of the Last Death will be added to the policy proceeds. If the Last Death occurs during the grace period, the Amount Due (see Grace Period Provision below) will be deducted from the policy proceeds to cover Monthly Deductions to the date of the Last Death.

GRACE PERIOD

Unless the Policy meets the Monthly Minimum Premium test or unless a Guaranteed Death Benefit Rider is attached and the No Lapse Guarantee Benefit is in effect, if the Net Cash Value on the first day of a policy month is not enough to cover the Monthly Deduction for that month, the Company will mail a premium notice to you at your address on record with the Company. There is a grace period of 62 days from the date when the Monthly Deduction was due in which to pay the Amount Due.

The Amount Due is the least of: a premium large enough to permit the Monthly Deduction to be made; a premium large enough to permit the No Lapse Guarantee Benefit to be in effect if a Guaranteed Death Benefit Rider is attached to the Policy; and a premium large enough to meet the Monthly Minimum Premium test. The insurance remains in force during the grace period. If the Amount Due remains unpaid at the end of its 62-day grace period, the Policy will lapse without value. Any riders will also lapse without value unless otherwise stated in the rider.


MONTHLY MINIMUM PREMIUM

If certain criteria are met, this Policy will not lapse even if the Net Cash Value on the first day of the policy month is not enough to cover the Monthly Deduction due for that month. During the first three policy years, on the first day of each policy month, the Company will test for this benefit unless this Policy is the result of exercising a Change to a New Insured rider.

The test will compare (a) to (b), where:

- (a) equals the total of the Monthly Minimum Premiums for the Policy from the Policy Date to that policy month; and

- (b) equals the total premiums paid to date less all partial surrenders less any Cash Value paid to you to allow the Policy to continue to qualify as life insurance and less any Policy Loan Balance at that time.

If (b) is greater than or equal to (a), the Policy will not lapse if the Net Cash Value on the first day of the policy month is not enough to cover the Monthly Deduction due for that month.

The Monthly Minimum Premium is shown in the Policy Schedule. (See Section 1.) This Premium will be recalculated when: the Face Amount is decreased; the amount provided by riders attached to this Policy is changed; a partial surrender is made which results in a decrease in Face Amount; a correction in the insurance age of either Insured; or the underwriting class of this Policy and its riders is changed to a more favorable underwriting class.


NEV-18

12. REINSTATEMENT AFTER LAPSE


REINSTATEMENT

If the Policy lapses, the Policy and riders can be reinstated. (See Limitations on Reinstatement below.) Reinstatement is subject to:

-    Written application to reinstate; and

-    Proof that both Insureds are insurable; and

- Payment or reinstatement of any Policy Loan Balance which existed on the date when the Policy lapsed; and

-    Payment of the cost to reinstate described below.

The Monthly Minimum Premium Test will be reinstated if the Policy lapses and is reinstated within the first three policy years.

The cost to reinstate in the first three policy years equals the least of:

- An amount equal to: the difference between the premiums paid and premiums required to allow the Policy to meet the Monthly Minimum Premium Test; plus two additional Monthly Minimum Premiums;

- An amount equal to: the difference between the premiums paid and premiums required to allow the No Lapse Guarantee Benefit to be in effect if the Guaranteed Death Benefit Rider is attached to the Policy; plus 2/12 of the Guaranteed Death Benefit Premium shown in Section 1; and

- An amount needed to keep the Policy and any riders in force for at least two months.

The cost to reinstate after the first three policy years equals the lesser of:

- An amount equal to: the difference between the premiums paid and premiums required to allow the No Lapse Guarantee Benefit to be in effect if the Guaranteed Death Benefit Rider is attached to the Policy; plus 2/12 of the Guaranteed Death Benefit Premium shown in Section 1; and

- An amount needed to keep the Policy and any riders in force for at least two months.

LIMITATIONS ON REINSTATEMENT

The Policy and riders cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the date of lapse.

Any rider which provides life or disability insurance on a person other than one of the Insureds can be reinstated only as stated in the rider.

EFFECTIVE DATE OF REINSTATEMENT

Reinstatement will take effect: only if the application for reinstatement is approved by the Company; and only when the premium for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.

MAXIMUM MONTHLY CHARGES AFTER REINSTATEMENT

For the purpose of determining the Maximum Monthly Policy Fee, Maximum Monthly Mortality and Expense Risk Charge, Maximum Monthly Administrative Charge, and Maximum Premium Expense Charge on any date after reinstatement, the period the Policy was lapsed will not count.

FIXED ACCOUNT INTEREST RATE AFTER REINSTATEMENT

If the Policy lapses and is reinstated in the same policy year, the rate of interest for the amount applied to the Fixed Account at reinstatement will be the effective interest rate (see Fixed Account Interest) for the Policy at the time of lapse. Otherwise, the rate of interest for the amount applied to the Fixed Account at reinstatement will be the rate set by the Company in advance for the date the Policy is reinstated.

SURRENDER CHARGE AT AND AFTER REINSTATEMENT

A Surrender Charge will be applied if the Policy lapses. If the Policy is reinstated, the Charge will be credited to the Cash Value of the Policy. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.


NEV-18

13. CASH VALUE OF THE POLICY


CASH VALUE

The first net premium will be credited to the Policy as of the latest of:

-    The Policy Date;

-    The date of the last Part II of the Application; and

-    The date the first premium is received by the Company.

Each future net premium will be credited to the Cash Value as of the date it is received by the Company.

Until the day the Company mails the Confirmation of the initial premium, the Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account and the Policy's portion of the Fixed Account (see the Sub-Accounts provision of Section 7 and The Fixed Account provision of Section
8). Thereafter, the Cash Value of the Policy is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's portion of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 14.) The amount of the Cash Value depends on: the frequency and amount of net planned premiums; the frequency and amount of net unscheduled payments; investment performance of the chosen sub-accounts; interest credited to the Policy's portion of the Fixed Account; Monthly Deductions; all chosen Death Benefit Options; partial surrenders; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the chosen sub-accounts; and the interest credited to the Policy's portion of the Fixed Account. (See Actual Investment Return below.)

The Cash Value of the Policy is not increased by the cash value of any rider, unless stated in the rider.

NET CASH VALUE
The Net Cash Value is equal to:

-    The Cash Value of the Policy;
         LESS

-    Any Policy Loan Balance;
         LESS

- The Surrender Charge that would apply upon surrender, whether or not there is a surrender. (See Section 3.)



NEV-18

SURRENDER OF THE POLICY

You can surrender the Policy for its Net Cash Value at any time by notice to the Company in writing. Upon surrender, the Policy will be cancelled. The Net Cash Value will be paid to you in one sum, unless you choose in writing to apply all or part to a Payment Option. (See Payment of Benefits, Section 18.) If you surrender the Policy during the grace period, the Amount Due (see the Grace Period provision in the Monthly Deduction Section) will be deducted from the Net Cash Value to cover the Monthly Deduction to the date of surrender.

MONTHLY DEDUCTION ADJUSTMENT AT SURRENDER

The pro rata portion of any Monthly Deduction made for a period beyond the date of surrender will be added to the policy proceeds.

ACTUAL INVESTMENT RETURN

The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account and for its portion of the Fixed Account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

- (a) is equal to the Policy's share of the sub-account as of the end of the Valuation Period;
         PLUS

     the monthly charges deducted in the Valuation Period;
         LESS

     any net planned premium and net unscheduled payment credited during the Valuation Period;
         PLUS

     the total of the partial surrenders made during the Valuation Period;
         PLUS

     the interest credited to the sub-account during the Valuation Period for any borrowed portion of the Policy's Cash Value;
         PLUS or LESS

a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

- (b) is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;

         PLUS or LESS

         a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

- (a) is equal to the Policy's portion of the Fixed Account as of the end of the Valuation Period;
         PLUS

     the monthly charges deducted in the Valuation Period;
         LESS

     any net planned premium and net unscheduled payment credited during the Valuation Period;
         PLUS

     the total of the partial surrenders made during the Valuation Period;
         PLUS

the interest credited to the Fixed Account during the Valuation Period for any borrowed portion of the Policy's Cash Value; and

- (b) is equal to the Policy's portion of the Fixed Account as of the end of the most recent Valuation Period.

VALUATION PERIODS AND VALUATION DATES
A Valuation Period for each sub-account is a period:

-    Which starts on a Valuation Date; and

-    Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date. Each Valuation Date ends at the close of regular trading on the New York Stock Exchange.


NEV-18

14. POLICY LOANS


POLICY LOANS
You can borrow all or part of the Loan Value of the Policy by written request to the Company. Unless the Company consents otherwise, no request can be made until the Company mails the Confirmation for the first premium. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time.

Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, if necessary, the Policy's portion of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision. Assets equal to the amount of the Loan:

-    Will be transferred to the general account of the Company; and

- Will earn interest at the effective rate per year of not less than: the Policy Loan interest rate; less .35%.

On each policy anniversary interest earned on the assets transferred to the general account will be credited to the Policy's Cash Value in the sub-accounts and the Fixed Account in the same proportion as the Policy's Cash Value is then invested in the sub-accounts and the Fixed Account.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

LOAN VALUE

The Loan Value of the Policy on the date the Loan is made is equal to 90% of: the Cash Value of the Policy minus the Surrender Charge that would apply upon surrender (whether or not there will be a surrender).

INTEREST ON LOANS; POLICY LOAN BALANCE

Interest will be charged on Policy Loans at the rate shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the policy anniversary each year. Loan interest not paid when due will be added to the Loan and interest will be charged on it; when loan interest is added to the Loan, the Policy's share of the sub-accounts and the Policy's portion of the Fixed Account will be reduced proportionately.

REPAYMENT OF LOANS

Policy Loans can be repaid to the Company at any time in whole or in part. Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts. The rate of interest for each loan repayment allocated to the Fixed Account will equal the lesser of: the rate set by the Company in advance for the date the loan repayment is allocated to the Fixed Account; and the effective interest rate (see Fixed Account Interest) for the Policy on the date of the repayment.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date proceeds become payable. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the next loan interest due date or, if greater, on the current Valuation Date (called "excess Policy Loan"), the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 62 days after the mailing of the notice, the Policy will lapse without value.

Unless you request otherwise in writing to the Company, any payment received by the Company in response to an anniversary bill and within 45 days after a policy anniversary when a Policy Loan exists on the Policy will be used: first, as a planned premium; and second, as payment of loan interest; and third, as an unscheduled payment. Otherwise, the payment will be used: first, as a planned premium; and second, as an unscheduled payment.


NEV-18

15. Policy Changes


DECREASE IN FACE AMOUNT

After the first policy year, the Face Amount may be decreased on the first day of any policy month by written request to the Company; but only if the Face Amount which will remain after a decrease is at least $100,000, except with the consent of the Company. No portion of the Cash Value will be paid to you unless you chose the Guideline Premium Test for the Policy and paying a portion of the Cash Value to you is necessary in order to allow the Policy to continue to qualify as life insurance. A Surrender Charge will apply to a decrease in Face Amount in proportion to the decrease. (See Section 3.) The Cash Value after the decrease in Face Amount will be equal to: the Cash Value just prior to the decrease; less any Surrender Charge for the decrease. The Death Benefit will be recalculated based on the new Face Amount and the Cash Value after the decrease. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

PARTIAL SURRENDER

After the Company mails the Confirmation for the initial premium, you can make a partial surrender at any time by written request to the Company. A portion of the Cash Value will be paid to you. A Surrender Charge will apply if the Face Amount is decreased as a result of a partial surrender. The Surrender Charge will be in proportion to the decrease in Face Amount. (See Section 3.) In each policy year, partial surrenders will be limited, except with the consent of the Company, to: 20% of the Net Cash Value on the day the first partial surrender is made for the policy year; or, if less, the Loan Value minus any Policy Loan Balance. The amount of the partial surrender, including any Surrender Charge, will be deducted from the Cash Value. The Death Benefit of the Policy will be based on the reduced Cash Value. The Face Amount of the Policy will be reduced, if necessary, so the amount at risk before and after the partial surrender is the same. The Face Amount which will remain after the partial surrender must be at least $100,000, except with the consent of the Company. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

Unless you request otherwise, a partial surrender will reduce: first, the Policy's portion of the sub-accounts proportionately; and second, the Policy's portion of the Fixed Account.



NEV-18

16. 24 MONTHS CONVERSION RIGHT


24 MONTHS CONVERSION RIGHT

The 24 Months Conversion Right allows you to convert all or a portion of this Policy, subject to the terms of this Section, to fixed benefit coverage: by transferring value to the Fixed Account; and by allocating future net premiums and future net unscheduled payments to the Fixed Account.

A request to exercise the 24 Months Conversion Right must be in written form satisfactory to the Company. The 24 Months Conversion Right can be exercised:

-    Once within 24 months after the Date of Issue of the Policy;

- Even if the Company is restricting new amounts applied to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision of Section 8.)

If the Company is not restricting amounts applied to the Fixed Account: you can transfer to the Fixed Account all or part of the Policy's Cash Value in the sub-accounts; and you can allocate all or part of future net premiums and net unscheduled payments to the Fixed Account. However, at any time in the future if the Company is restricting new amounts applied to the Fixed Account, the Company reserves the right to limit the allocation of future net premiums and net unscheduled payments to the Fixed Account to the Policy's lowest Fixed Account allocation percentage since the most recent date when this Right was exercised. The Policy's share of the sub-accounts will be reduced proportionately when Cash Value is transferred under this Right.

If the Company is restricting amounts applied to the Fixed Account: you can transfer to the Fixed Account the portion of the Policy's Cash Value in the sub-accounts which is attributable to the coverage for which this Right is being exercised; and you can allocate future net premiums and net unscheduled payments to the Fixed Account based on the Company's published rules. The Policy's share of the sub-accounts will be reduced proportionately when Cash Value is transferred under this Right.

Transfers to the Fixed Account resulting from the exercise of the 24 Months Conversion Right are not counted in the limit of 4. (See Transfer Option provision of Section 7.)

17. OWNER AND BENEFICIARY


OWNER

The Owner of the Policy is named in the Application (see copy attached); but, the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will end at the Last Death, except for Payment of Benefits. (See
Section 18.)

BENEFICIARY

The Beneficiary is named in the Application (see copy attached); but, the Beneficiary can be changed before the Last Death. The Beneficiary has no rights in the Policy until the Last Death. The Beneficiary can be a person, a corporation, a partnership, a fiduciary or any other legal entity. A person must survive the last Insured to die to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner.

CHANGE OF OWNER OR BENEFICIARY

A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Home Office.

ASSIGNMENTS

An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment except that the rights of an irrevocable beneficiary named before the assignment are superior to those of the assignee. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Home Office. The Company will not be responsible for determining whether or not an assignment is valid.


NEV-18

DESIGNATION OF OWNER AND BENEFICIARY

A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.
In naming Owners or Beneficiaries, unless otherwise stated:

-    "Child" includes an adopted or posthumous child;

- "Provision for issue" means that if a Beneficiary does not survive both Insureds, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

- A family relation such as "wife", "husband" or "child" means the relation to Insured 1.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

18. PAYMENT OF BENEFITS


PAYMENT

The policy proceeds will be paid in one sum, unless all or part of the proceeds are applied to a Payment Option. (See Section 19.) The Company will pay interest on death proceeds from the date the proceeds become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company. The rate will not be less than: that required by law; or 3% per year. The interest payable on surrender proceeds is described in Section 6.

SELECTION OF PAYMENT OPTIONS; OPTION DATE

The selection of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the selection before the Last Death. The Option Date is the effective date of the Payment Option, as stated in the selection form.

PAYEE

The Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

SELECTION BY PAYEES

Any proceeds payable in one sum at the Last Death, or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, with the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.

RIGHTS OF PAYEES

In the selection of a Payment Option the right can be given to the Payee:

-    To withdraw principal and interest under the Fourth or Fifth Option; or

- To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee can assign, commute or withdraw the payments under any Payment Option, unless the right is reserved in the selection of the Option.



NEV-18

LIMITATIONS

If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

LIFE INCOME OPTIONS

Guaranteed Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section 20); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

PURCHASE OF INCREASED PAYMENT OPTION BENEFITS

On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 20). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

DEATH OF PAYEE

If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor Payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

COMMUTATION RATE

The interest rate used to compute the commuted value of any unpaid payments certain:

-    Under the First Option will be 3% per year; and

- Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.


NEV-18

19. Payment Options


PAYMENT OPTIONS

All or part of the policy proceeds can be applied to any one of the following Options, subject to Section 18, Payment of Benefits:

FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS

The Company will make monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

---------------------------------------------------------------------
Number                   Number                  Number
of Years                 of Years                of Years
---------------------------------------------------------------------
1               $84.47   11              $8.86   21            $5.32
2                42.86   12               8.24   22             5.15
3                28.99   13               7.71   23             4.99
4                22.06   14               7.26   24             4.84
5                17.91   15               6.87   25             4.71
6                15.14   16               6.53   26             4.59
7                13.16   17               6.23   27             4.47
8                11.68   18               5.96   28             4.37
9                10.53   19               5.73   29             4.27
10                9.61   20               5.51   30             4.18
---------------------------------------------------------------------



SECOND OPTION: LIFE INCOME
The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

- During the life of the Payee, with no payment after the death of the Payee, called "Life Income, No Refund"; or

- During the life of the Payee, but for at least 10 years, called "Life Income, 10 Years Certain"; or

- During the life of the Payee, but for at least 20 years, called "Life Income, 20 Years Certain".

THIRD OPTION: LIFE INCOME WITH REFUND

The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

-    The difference will be paid in one sum, called "Life Income, Cash Refund";
     or

- The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund".

FOURTH OPTION: INTEREST

The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

- Will be paid each month to the Payee starting one month after the Option Date; or

-    Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year.

FIFTH OPTION: SPECIFIED AMOUNT OF INCOME

The Company will make monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments can be quarterly or at any other frequency chosen, and payments can be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year. Interest will be added each year to the principal and will earn interest.


NEV-18

SIXTH OPTION: LIFE INCOME FOR TWO LIVES

The Company will make monthly payments. Payments will start on the Option Date and will continue:

- While either of two Payees is living, called "Joint and Survivor Life Income"; or

- While either of two Payees is living, but for at least 10 years, called "Joint and Survivor Life Income, 10 Years Certain"; or

- While two Payees are living, and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".


NEV-18

20. LIFE INCOME TABLES


LIFE INCOME TABLES
Guaranteed monthly payments per $1,000 of amounts applied to the Life Income Options are shown below:

--------------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
--------------------------------------------------------------
Age                   10         20
of           NO      YEARS     YEARS     CASH      INSTALMENT
Payee      REFUND    CERTAIN   CERTAIN   REFUND    REFUND
-------------------------------------------------------------
*15        2.83      2.82      2.82      2.82      2.82
16         2.84      2.34      2.83      2.83      2.83
17         2.85      2.85      2.85      2.84      2.84
18         2.86      2.86      2.86      2.85      2.86
19         2.88      2.88      2.87      2.87      2.87

20         2.89      2.89      2.89      2.88      2.88
21         2.91      2.90      2.90      2.89      2.90
22         2.92      2.92      2.92      2.91      2.91
23         2.94      2.94      2.93      2.92      2.93
24         2.95      2.95      2.95      2.94      2.94

25         2.97      2.97      2.96      2.96      2.96
26         2.99      2.99      2.98      2.97      2.98
27         3.01      3.00      3.00      2.99      2.99
28         3.03      3.02      3.02      3.01      3.01
29         3.04      3.04      3.04      3.03      3.03

30         3.07      3.06      3.06      3.05      3.05
31         3.09      3.09      3.08      3.07      3.07
32         3.11      3.11      3.10      3.09      3.09
33         3.13      3.13      3.13      3.11      3.12
34         3.16      3.16      3.15      3.14      3.14

35         3.18      3.18      3.18      3.16      3.17
36         3.21      3.21      3.20      3.19      3.19
37         3.24      3.24      3.23      3.21      3.22
38         3.27      3.27      3.26      3.24      3.24
39         3.30      3.30      3.29      3.27      3.27

40         3.33      3.33      3.32      3.30      3.30
41         3.37      3.36      3.35      3.33      3.34
42         3.40      3.40      3.38      3.36      3.37
43         3.44      3.44      3.42      3.39      3.40
44         3.48      3.48      3.45      3.43      3.44

45         3.52      3.52      3.49      3.47      3.48
46         3.57      3.56      3.53      3.50      3.51
47         3.61      3.60      3.57      3.54      3.55
48         3.66      3.65      3.62      3.58      3.60
49         3.71      3.70      3.66      3.63      3.64

50         3.76      3.75      3.71      3.67      3.69
51         3.82      3.80      3.75      3.72      3.74
52         3.88      3.86      3.81      3.77      3.79
53         3.94      3.92      3.86      3.82      3.84
54         4.00      3.98      3.91      3.88      3.90

55         4.07      4.05      3.97      3.93      3.95
56         4.14      4.12      4.03      3.99      4.02
57         4.22      4.19      4.09      4.06      4.08
58         4.30      4.27      4.15      4.12      4.15
59         4.39      4.35      4.21      4.19      4.22

60         4.48      4.44      4.28      4.26      4.29
61         4.58      4.53      4.35      4.34      4.37
62         4.68      4.63      4.41      4.42      4.45
63         4.79      4.73      4.48      4.50      4.54
64         4.91      4.84      4.55      4.58      4.63

65         5.04      4.95      4.62      4.68      4.73
66         5.17      5.07      4.69      4.77      4.83
67         5.32      5.20      4.76      4.87      4.93
68         5.48      5.33      4.83      4.98      5.04
69         5.64      5.47      4.89      5.09      5.16
--------------------------------------------------------

--------------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
--------------------------------------------------------------
Age                   10         20
of           NO      YEARS     YEARS     CASH      INSTALMENT
Payee      REFUND    CERTAIN   CERTAIN   REFUND    REFUND
--------------------------------------------------------------
70         5.82      5.62      4.96      5.20      5.28
71         6.01      5.77      5.02      5.32      5.41
72         6.22      5.92      5.08      5.45      5.55
73         6.44      6.09      5.13      5.59      5.69
74         6.67      6.26      5.18      5.72      5.84

75         6.92      6.43      5.23      5.87      6.00
76         7.19      6.61      5.27      6.02      6.17
77         7.48      6.79      5.31      6.18      6.34
78         7.79      6.97      5.34      6.35      6.53
79         8.12      7.15      5.37      6.53      6.72

80         8.48      7.34      5.40      6.71      6.93
81         8.85      7.52      5.42      6.90      7.14
82         9.25      7.69      5.44      7.11      7.36
83         9.67      7.87      5.46      7.31      7.59
84        10.13      8.04      5.47      7.53      7.84

**85      10.62      8.20      5.48      7.78      8.09


* and under     **and over

----------------------------------------------------------------
SIXTH OPTION: LIFE INCOME FOR TWO LIVES
----------------------------------------------------------------
Age of One       Age of Other Payee
Payee               55       60        65       70        75
----------------------------------------------------------------
                      JOINT AND SURVIVOR
55                 $3.63     $3.75    $3.85     $3.93    $3.98
60                  3.75      3.92     4.08      4.21     4.31
65                  3.85      4.08     4.31      4.52     4.69
70                  3.93      4.21     4.52      4.83     5.12
75                  3.98      4.31     4.69      5.12     5.57
80                  4.02      4.38     4.82      5.36     5.97
----------------------------------------------------------------

             JOINT AND SURVIVOR, 10 YEARS CERTAIN
55                 $3.63     $3.75    $3.85     $3.93    $3.98
60                  3.75      3.92     4.08      4.20     4.30
65                  3.85      4.08     4.30      4.51     4.68
70                  3.93      4.20     4.51      4.82     5.10
75                  3.98      4.30     4.68      5.10     5.51
80                  4.01      4.37     4.80      5.32     5.87
----------------------------------------------------------------

                   JOINT AND 2/3 TO SURVIVOR
55                 $3.91     $4.08    $4.26     $4.46    $4.68
60                  4.08      4.28     4.50      4.74     5.00
65                  4.26      4.50     4.77      5.07     5.40
70                  4.46      4.74     5.07      5.45     5.87
75                  4.68      5.00     5.40      5.87     6.40
80                  4.90      5.27     5.73      6.30     6.98
----------------------------------------------------------------


Payments for other ages will be quoted by the Company on request.

The rates shown above are based on an interest rate of 3% per year; and on mortality: using a 50/50 male/female weighting; based on the Individual Annuitant Mortality Table for 1983; and with projection on Scale G to the year 2000 and then on Scale B Modified to year 2035.


NEV-18

AMENDMENTS AND ENDORSEMENTS (To be made only by the Company)

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.

New England Life
Insurance Company
501 Boylston Street
Boston, Massachusetts 02117


FLEXIBLE PREMIUM
ADJUSTABLE VARIABLE
SURVIVORSHIP LIFE POLICY

- The Death Proceeds are payable at the Last Death, if the Policy is in force.

-    The Policy can be adjusted by decreasing the Face Amount.

-    The amount and frequency of premium payments can be changed.

-    The Policy does not share in dividends.


NEV-18

NEV-18-E

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY


--------------------------------------------------------------------------------
Variable Life Policy
--------------------------------------------------------------------------------

         PLAN OF INSURANCE
         Flexible Premium Adjustable Variable Survivorship Life




--------------------------------------------------------------------------------

NEW ENGLAND LIFE INSURANCE COMPANY Agrees to pay THE DEATH BENEFIT OF THIS POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF OF THE LAST DEATH AND to provide THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

These agreements are subject to all of the provisions of the Policy.

Signed on the Date of Issue
for the Company at its
Home Office,
501 Boylston Street
Boston, MA 02117

ABCD
President

ABCD
Secretary

FLEXIBLE PREMIUM
ADJUSTABLE VARIABLE
SURVIVORSHIP LIFE POLICY

- The Death Proceeds are payable at the Last Death, if the Policy is in force.

-        The Policy can be adjusted by decreasing the Face Amount.

-        The amount and frequency of premium payments can be changed.

-        The Policy does not share in dividends.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE FACE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST; BUT IT WILL NOT BE LESS THAN THE FACE AMOUNT. SEE
SECTION 9.

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN
INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE AND ON FIXED ACCOUNT INTEREST. SEE SECTION 13.

PLEASE READ YOUR POLICY CAREFULLY
This Policy is a legal Contract between you and the Company.

RIGHT TO RETURN THE POLICY
WHEN THIS POLICY IS ISSUED, YOU SHOULD EXAMINE IT. YOU CAN RETURN THE POLICY TO THE COMPANY OR ITS AGENT FOR ANY REASON WITHIN 10 DAYS AFTER YOU RECEIVE IT FROM THE COMPANY. IF YOU RETURN THE POLICY: AN AMOUNT EQUAL TO ANY PREMIUM PAID PLUS ANY UNSCHEDULED PAYMENT MADE WILL BE REFUNDED TO YOU; AND THE POLICY WILL BE CANCELLED FROM THE START.

--------------------------------------------------------------------------------
NEV-18-E

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


Policy Provisions

Section

      1    Policy Schedule
      2    Table of Guaranteed Insurance Factors Per $1,000
      3    Surrender Charge
      4    Table of Corridor Factors
      5    Accounts Available
      6    Contract
      7    The Variable Account
      8    The Fixed Account
      9    Death Benefit
     10    Premiums
     11    Monthly Deduction
     12    Reinstatement After Lapse
     13    Cash Value of the Policy
     14    Policy Loans
     15    Policy Changes
     16    24 Months Conversion Right
     17    Owner and Beneficiary
     18    Payment of Benefits
     19    Payment Options
     20    Life Income Tables
      -    Riders, if any
      -    Amendments and Endorsements
      -    Copy of the Application


Alphabetical Guide

Section

    1,6    Age of Insured
     11    Amount at Risk
     17    Assignments
     17    Beneficiary
     18    Benefits, Payment of
     13    Cash Value
      6    Claims of Creditors
      6    Contestable
      6    Contract
    1,6    Date of Issue
    1,6    Date, Policy
      9    Death Benefit
     15    Decrease in Face Amount
      1    Face Amount
      8    Fixed Account
     11    Grace Period
      2    Insurance Factors
     13    Investment Return
  18,19    Life Income Options
     20    Life Income Tables
      1    Loan Interest Rate
     14    Loans, Policy
     11    Monthly Deduction
     13    Net Cash Value
     17    Owner
     15    Partial Surrender
     19    Payment Options
      6    Periodic Reports
     15    Policy Changes
     14    Policy Loan Balance
      6    Postponement of Payments
     10    Premiums
     12    Reinstatement
      1    Schedule, Policy
    5,7    Sub-Accounts
      6    Suicide
      3    Surrender Charge
   3,13    Surrender of the Policy
     16    24 Months Conversion Right
      7    Variable Account

--------------------------------------------------------------------------------
NEV-18-E

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


1. Policy Schedule                  OWNER AND BENEFICIARY
                                    As named in the Application or as later
                                    changed. See the Owner and Beneficiary
                                    Section of the Policy.
--------------------------------------------------------------------------------
POLICY NUMBER
Specimen

POLICY DATE                 DATE OF ISSUE
September 1, 1999           September 1, 1999

POLICY LOAN INTEREST RATE   DEATH BENEFIT OPTION   DEFINITION OF LIFE INSURANCE TEST
4.35%                       1                      Guideline Premium Test

--------------------------------------------------------------------------------

THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW POLICY SCHEDULE WILL SUPERSEDE THIS SCHEDULE.

--------------------------------------------------------------------------------
SCHEDULE OF INSUREDS
--------------------------------------------------------------------------------

Insured 1: John Alden       Age and Sex: 35 Male   Policy Class: Smoker Standard

Insured 2: Myles Standish   Age and Sex: 35 Male   Policy Class: Smoker Standard

--------------------------------------------------------------------------------
SCHEDULE OF BENEFITS
--------------------------------------------------------------------------------
                                                                    FACE AMOUNT*
Flexible Premium Adjustable Variable Survivorship Life              $100,000

--------------------------------------------------------------------------------
SCHEDULE OF PREMIUMS
--------------------------------------------------------------------------------

Planned Annual Premium:                                           $768.00**
Monthly Minimum Premium:                                          $ 41.66

Maximum Monthly Policy Fee:
                           Years 1 - 3                            $ 12.50
                           Thereafter                             $  5.50
Maximum Monthly Mortality and Expense Risk Charge:
                           Years 1 - 10                           $.009/12 times (Cash Value before the Monthly Deduction minus the Policy's portion of the Fixed Account)

                           Thereafter                             $.0045/12 times (Cash Value before the Monthly Deduction minus the Policy's portion of the Fixed Account)
Maximum Monthly Administrative Charge:
                           Years 1 - 3                            $  8.00

                           Thereafter                             $  6.00
Maximum Premium Expense Charge:
                           Year 1                                 30% of the first $768.00 of premium plus 7.5% of the
                                                                  remainder***

                           Years 2 - 10                           15% of the first $768.00 of premium plus 7.5% of the
                                                                  remainder***

                           Thereafter                             7.5% of the premium


--------------------------------------------------------------------------------
ABCD
Secretary

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


1. Policy Schedule  (second page)   OWNER AND BENEFICIARY
                                    As named in the Application or as later
                                    changed. See the Owner and Beneficiary
                                    Section of the Policy.
--------------------------------------------------------------------------------
POLICY NUMBER
Specimen

POLICY DATE                 DATE OF ISSUE
September 1, 1999           September 1, 1999

POLICY LOAN INTEREST RATE   DEATH BENEFIT OPTION   DEFINITION OF LIFE INSURANCE TEST
4.35%                       1                      Guideline Premium Test

--------------------------------------------------------------------------------
THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW POLICY SCHEDULE WILL SUPERSEDE THIS SCHEDULE.
--------------------------------------------------------------------------------
SCHEDULE OF PREMIUMS (CONTINUED)
--------------------------------------------------------------------------------

*This coverage may expire if premiums paid are insufficient to continue the coverage. There may be little or no Cash Value at that time.

**If the Planned Annual Premium is paid on the first day of each policy year, and the Actual Investment Return is 4% and the guaranteed maximum charges apply in all years, this Policy will terminate in policy year 40 unless additional premium is paid.

***Premiums paid within 20 days before a policy anniversary are assumed to be paid in the following year.


--------------------------------------------------------------------------------
ABCD
Secretary

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


2.   Table of Guaranteed Insurance Factors per $1,000
     Based on the 1980 CSO Smoker Table

POLICY NUMBER  Specimen

--------------------------------------------------------------------------------

                  POLICY YEAR              MONTHLY FACTOR                POLICY YEAR              MONTHLY FACTOR
                            1                      $.0006                         34                     $2.2448
                            2                       .0019                         35                      2.5494
                            3                       .0035                         36                      2.8913
                            4                       .0055                         37                      3.2761
                            5                       .0080                         38                      3.7166
                            6                       .0111                         39                      4.2180
                            7                       .0151                         40                      4.7750
                            8                       .0199                         41                      5.3988
                            9                       .0259                         42                      6.0596
                           10                       .0331                         43                      6.7460
                           11                       .0419                         44                      7.4456
                           12                       .0522                         45                      8.1702
                           13                       .0646                         46                      8.9418
                           14                       .0790                         47                      9.7747
                           15                       .0963                         48                     10.6882
                           16                       .1165                         49                     11.6882
                           17                       .1410                         50                     12.7422
                           18                       .1702                         51                     13.8176
                           19                       .2056                         52                     14.8807
                           20                       .2482                         53                     15.9144
                           21                       .2979                         54                     17.0246
                           22                       .3560                         55                     18.1139
                           23                       .4220                         56                     19.1958
                           24                       .4978                         57                     20.2900
                           25                       .5830                         58                     21.4397
                           26                       .6817                         59                     22.8934
                           27                       .7970                         60                     24.7464
                           28                       .9320                         61                     27.4231
                           29                      1.0905                         62                     31.9931
                           30                      1.2737                         63                     39.9825
                           31                      1.4824                         64                     54.8157
                           32                      1.7133                         65                     83.3333
                           33                      1.9683


--------------------------------------------------------------------------------
ABCD
Secretary

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


3. Surrender Charge

--------------------------------------------------------------------------------

POLICY NUMBER
Specimen



--------------------------------------------------------------------------------
THIS POLICY IS ADJUSTABLE. IF IT IS ADJUSTED, A NEW SECTION 3 SURRENDER CHARGE WILL SUPERSEDE THIS SECTION.
--------------------------------------------------------------------------------

A Surrender Charge will be deducted from partial surrenders that reduce the Face Amount, full surrender, decrease in Face Amount, and lapse transactions during the first 15 policy years. The Maximum Surrender Charge for year 1 is shown below. The Maximum Surrender Charges for the last policy month of each of years 2 through 15 are shown below; the Maximum Surrender Charges for other months will reflect the number of completed policy months in the year of surrender, lapse or decrease in Face Amount.


            YEAR OF
            SURRENDER,                             MAXIMUM
           DECREASE OR                            SURRENDER
              LAPSE                                 CHARGE
                1                                  $691.20
                2                                   641.82
                3                                   592.46
                4                                   543.09
                5                                   493.71

                6                                   444.34
                7                                   394.97
                8                                   345.60
                9                                   296.23
                10                                  246.86

                11                                  197.49
                12                                  148.11
                13                                   98.74
                14                                   49.37
                15                                    0.00


--------------------------------------------------------------------------------
ABCD
Secretary

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


4. Table of Corridor Factors
--------------------------------------------------------------------------------
POLICY NUMBER
Specimen

--------------------------------------------------------------------------------

       AGE*               IRS            ENHANCED                                 AGE*             IRS             ENHANCED
        35                2.50             2.50                                    68              1.17              1.17
        36                2.50             2.50                                    69              1.16              1.16
        37                2.50             2.50                                    70              1.15              1.15
        38                2.50             2.50                                    71              1.13              1.13
        39                2.50             2.50                                    72              1.11              1.11
        40                2.50             2.50                                    73              1.09              1.09
        41                2.43             2.43                                    74              1.07              1.07
        42                2.36             2.36                                    75              1.05              1.05
        43                2.29             2.29                                    76              1.05              1.05
        44                2.22             2.22                                    77              1.05              1.05
        45                2.15             2.15                                    78              1.05              1.05
        46                2.09             2.09                                    79              1.05              1.05
        47                2.03             2.03                                    80              1.05              1.05
        48                1.97             1.97                                    81              1.05              1.10
        49                1.91             1.91                                    82              1.05              1.15
        50                1.85             1.85                                    83              1.05              1.20
        51                1.78             1.78                                    84              1.05              1.25
        52                1.71             1.71                                    85              1.05              1.30
        53                1.64             1.64                                    86              1.05              1.35
        54                1.57             1.57                                    87              1.05              1.40
        55                1.50             1.50                                    88              1.05              1.45
        56                1.46             1.46                                    89              1.05              1.50
        57                1.42             1.42                                    90              1.05              1.50
        58                1.38             1.38                                    91              1.04              1.50
        59                1.34             1.34                                    92              1.03              1.50
        60                1.30             1.30                                    93              1.02              1.50
        61                1.28             1.28                                    94              1.01              1.50
        62                1.26             1.26                                    95              1.01              1.50
        63                1.24             1.24                                    96              1.01              1.40
        64                1.22             1.22                                    97              1.01              1.30
        65                1.20             1.20                                    98              1.01              1.20
        66                1.19             1.19                                    99              1.01              1.10
        67                1.18             1.18                                   100              1.00              1.00

* Based on age of younger Insured.


--------------------------------------------------------------------------------
ABCD
Secretary

                                                               NEW ENGLAND LIFE
                                                               INSURANCE COMPANY
--------------------------------------------------------------------------------


5. Accounts Available on 9/1/99


-        Variable

         Back Bay Advisors Money Market Sub-account
         Back Bay Advisors Bond Income Sub-account
         Fidelity VIP High Income Sub-account
         Back Bay Advisors Managed Sub-account
         Fidelity VIP II Asset Manager Sub-account
         Loomis Sayles Balanced Sub-account
         Alger Equity Growth Sub-account
         Capital Growth Sub-account
         Davis Venture Value Sub-account
         Fidelity VIP Equity-Income Sub-account
         Goldman Sachs Midcap Value Sub-account
         Loomis Sayles Small Cap Sub-account
         MFS Investors Sub-account
         MFS Research Managers Sub-account
         Westpeak Growth and Income Sub-account
         Westpeak Stock Index Sub-account
         Fidelity VIP Overseas Sub-account
         Morgan Stanley International Magnum Equity Sub-account

-        Fixed

6. CONTRACT

THE CONTRACT

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Life Insurance Company, a Massachusetts corporation, (called "the Company"). The Policy, which includes the attached Application and any Application for adjustment of the Policy, is the entire contract between you and the Company. All riders are listed in Section 1. No change in or waiver of the provisions of the Policy is valid unless the change or waiver is signed by the President or the Secretary of the Company.


PAYMENTS UNDER THE CONTRACT

All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Home Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Home Office of proof of the Last Death.


DATES

Policy years, months and anniversaries are all measured from the Policy Date. Contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are shown in Section 1.


LAST DEATH

The Last Death is the later of: the death of Insured 1; and the death of Insured 2.


NOT CONTESTABLE AFTER TWO YEARS

Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance on the life of an Insured or to defend against a claim unless contained in the Application for the insurance on that Insured. The insurance issued under this Policy will not be contestable after it has been in force during the life of each Insured:

- With respect to the amount of Death Benefit which results from other than payments for which proof of insurability is required, for two years from the Date of Issue; and

- With respect to any amount of Death Benefit which results from a payment for which proof of insurability is required, for two years from the date that payment is received.


SUICIDE WITHIN TWO YEARS

If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the premiums paid; less any Policy Loan Balance; and less any partial surrenders. The Policy will terminate as of the date of the first death by suicide.

Within 60 days after the first death by suicide, the Owner can purchase new life insurance on an Eligible Insured without evidence of insurability. For purposes of this provision, an Eligible Insured is a surviving Insured on whom the Company would have issued a single life policy on the Policy Date of this Policy. The new policy will be issued:


- On the most recently approved plan of single life variable insurance issued by the Company on the Policy Date of the new policy, if the issue age on the new policy is age 75 or younger;

- On a single life Ordinary Life insurance plan with a level face amount issued by the Company on the Policy Date of the new policy, if the issue age on the new policy is greater than 75;

-        On a policy form and at rates in use by the Company on the Policy Date;

- Subject to any assignments and limitations to which this Policy is subject;

- With a Policy Date and Date of Issue the same as the date of the first death by suicide under this Policy;

- Based on the underwriting class to which the Eligible Insured was assigned by the Company on the Policy Date of this Policy;

- At the insurance age of the Eligible Insured on the Policy Date of the new policy; and

- With a Face Amount equal to the Face Amount of this Policy plus the amount of any single life term rider for the Eligible Insured under this Policy.

    NEV-18-E

Riders can be added to the new policy only with the consent of the Company. Application for the new policy must be: in writing; signed by the Owner and by the Eligible Insured; and received by the Company within 60 days after the date of the first death by suicide. However, if that Insured dies within this 60 day period; and before the application for a new policy is received by the Company; a death benefit for the Eligible Insured's death will be paid as if the new policy had been issued: as a variable life policy; assuming all premiums for the new policy were allocated to the Fixed Account (see Section 8); and assuming the Death Benefit Option chosen was equal to the face amount of the policy.


NOTIFICATION OF FIRST DEATH

The Company should be notified immediately when the first death occurs. Even if premiums continue to be paid after the first death, the Company has the right: to contest the Policy under the Not Contestable After Two Years provision; or to limit benefits and terminate the Policy under the Suicide Within Two Years provision.


AGE AND SEX OF INSURED

The age of an Insured on the Policy Date and on each policy anniversary means the age at the nearest birthday of that Insured based on calendar months.

If the age or the sex of either Insured has not been correctly stated in the Application, the Death Benefit will be the amount that the most recent Monthly Deduction (see Section 11) which was made would have provided for the correct age and sex.


CLAIMS OF CREDITORS

The Policy and payments under it are exempt from the claims of creditors to the extent allowed by law.


BASIS OF VALUES

"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. Minimum Cash Values, Reserves and Guaranteed Insurance Factors are based on the mortality table shown in Section 2. Interest is compounded daily at the effective rate of 4% per year. A detailed statement of the method of computing values has been filed with the Insurance Department of the state in which the Policy is delivered. All values are equal to or in excess of the minimum values required by the law of that state.


PERIODIC REPORTS

The Company will send you all reports required by law and regulation. Such reports will be sent once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; all transactions in connection with the Policy since the most recent report; and any other required information.


POLICY ILLUSTRATION OF BENEFITS AND VALUES

Upon written request the Company will send you a policy illustration which will illustrate benefits and values under the Policy.


POSTPONEMENT OF VARIABLE BENEFITS

The Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

- The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

- The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

- The Securities and Exchange Commission orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.


    NEV-18-E

POSTPONEMENT OF SURRENDERS, TRANSFERS AND LOANS FROM THE FIXED ACCOUNT

The Company can postpone the payment of the portion of the Policy's Net Cash Value which is in the Fixed Account for not more than six months after surrender. If payment is postponed for more than 30 days, it will be credited with interest from the date of surrender. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year.

The Company can postpone transfers from the Fixed Account for not more than six months from the date of the request. The effective date of the transfer is the date on which values are transferred from the Fixed Account.

The Company can postpone the making of any Policy Loan from the Fixed Account for not more than six months from the day you apply, except Loans to pay premiums on policies issued by the Company.

7. THE VARIABLE ACCOUNT


THE VARIABLE ACCOUNT

The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law and is now operated in accordance with Massachusetts law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies. The portion of the Account assets equal to the reserves plus other policy liabilities of the Account is not chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer to its general account Variable Account assets which exceed the total of reserves and other liabilities of the Account. Income and realized and unrealized capital gains and losses of the Account are credited to the Account without regard to any of the Company's other income or capital gains and losses.


SUB-ACCOUNTS

The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The initial net premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial net premium allocated to the Account will be credited with Money Market sub-account net investment performance beginning on the latest of:

-        The Policy Date;

-        The date of the last Part II of the Application, if any is required;

-        The effective date of the choice of the Account; and

-        The date the first premium is received by the Company.


    NEV-18-E

The portion of the Policy's Cash Value allocated to the Account will be deposited in the Money Market sub-account on the day the Company mails the Confirmation for the initial premium. Fifteen days after the Company mails the Confirmation for the initial premium, the portion of the Policy's Cash Value allocated to the Account will be transferred, based on your choice, to the sub-accounts. Before this date, the values and benefits of the Policy will depend on: the net investment performance of the Money Market sub-account if any portion of the initial premium is allocated to the Account; and the Policy's portion of the Fixed Account. After this date each future net premium allocated to the Account and each future net unscheduled payment allocated to the Account will be invested in the sub-accounts you chose as of the date it is received by the Company at its Home Office.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 9 sub-accounts, except with the consent of the Company; and the Fixed Account will be counted in the limit of 9.

The values and benefits of a policy depend on: the investment performance of the portfolios in which the sub-accounts are invested; and the interest credited to the Fixed Account. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.


CHOICE OF SUB-ACCOUNTS

You choose the sub-accounts in which net premiums and net unscheduled payments are to be invested. You can change the choice for future premiums and future unscheduled payments at any time by notice to the Company. The portion of the net premium and the net unscheduled payment to be applied to each sub-account chosen must be a whole percent.


CHANGE IN PORTFOLIOS

The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

-        The value of the removed portfolio; and

- Future net premiums and future net unscheduled payments applied to that sub-account.


TRANSFER OPTION

After 15 days from the date the Company mails the Confirmation of the first premium, you can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account or to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision.) Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. Transfers will be subject to a limit of 4 in each policy year, except with the consent of the Company. A transfer out of the Fixed Account will not count against this limit. The Company reserves the right to charge for each additional transfer.


CHANGE OF INVESTMENT POLICY

The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the Commonwealth of Massachusetts; and (b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to convert this Policy to a fixed benefit coverage. The conversion will be on the basis described in the 24 Months Conversion Right section. (See Section 16.) Your request to convert this Policy must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.


     NEV-18-E

RIGHTS RESERVED BY THE COMPANY

The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

8. THE FIXED ACCOUNT

THE FIXED ACCOUNT

The Fixed Account is a portion of the general account of the Company.

The initial net premium is allocated to the Account and the Fixed Account based on allocation instructions in the Application for insurance. The portion of the initial net premium allocated to the Fixed Account is first invested in the Fixed Account as of the latest of:

-        The Policy Date;

-        The date of the last Part II of the Application, if any is required;

-        The effective date of the choice of the Fixed Account; and

-        The date the first premium is received by the Company.

Thereafter, each net premium allocated to the Fixed Account and each net unscheduled payment allocated to the Fixed Account will be applied as of the date it is received by the Company at its Home Office. Each transfer to the Fixed Account will be applied as of the transfer date.


FIXED ACCOUNT INTEREST

The rate of interest for each amount applied to the Fixed Account: will be the rate set by the Company in advance for the date the amount is applied to the Fixed Account; and will not be less than a rate equivalent to an annual effective rate of 4%. The effective interest rate used on the Policy will be the weighted average of all such rates for the Policy.

After the Policy has been in force for a total of 10 years, if the Company sets an interest rate for the Fixed Account which is greater than 4%, that rate will be increased for the Policy by at least .45%. The increase in interest rate will reflect a reduction in the Company's interest holdback margin for expenses.

Each year, on the policy anniversary, the Company will determine a portion, if any, of the Policy's portion of the Fixed Account which will be reinvested at the rate effective on that date.

Interest will be credited to the Fixed Account on a daily basis.


     NEV-18-E

NEV-18-E

RESTRICTION OF NEW AMOUNTS APPLIED TO THE FIXED ACCOUNT

The Company reserves the right to restrict new amounts applied to the Fixed Account if the rate of interest that would be used for the new amount is a rate equivalent to an annual effective rate of 4%.


TRANSFERS OUT OF THE FIXED ACCOUNT

You can transfer a limited amount of the Policy's portion of the Fixed Account to the sub-accounts once within 30 days after each policy anniversary. Except with consent of the Company, the transfer will be limited to the greater of: 25% of the Policy's portion of the Fixed Account; and the amount of the Policy's portion of the Fixed Account transferred to the sub-accounts the prior year. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone.


CHOICE OF THE FIXED ACCOUNT

You can choose to have net premiums and net unscheduled payments applied to the Fixed Account. You can change the choice for future net premiums and future net unscheduled payments at any time by notice to the Company in writing. (See the Restriction of New Amounts Applied to the Fixed Account provision.) The portion of the net premium and net unscheduled payment to be applied to the Fixed Account must be a whole percent.

9. Death Benefit


DEATH BENEFIT

The Company will pay a Death Benefit to the Beneficiary upon receipt of proof of the Last Death. The amount of the Death Benefit will depend on the Death Benefit Option in effect on the date of the Last Death if the Last Death occurs prior to age 100 of the younger Insured. If the Last Death occurs on or after age 100 of the younger Insured, the Death Benefit will equal the greatest of:

-        The Cash Value on the date of the Last Death;

- The Face Amount of the Policy if, at age 100 of the younger Insured, the Policy has a Guaranteed Death Benefit Rider attached and the No Lapse Guarantee Benefit is in effect; and

- The smallest Face Amount that has been in effect since the younger Insured's age 80 (or since the Policy Date if the younger Insured was older than age 80 on that Date) if the Policy has an Expanded Death Benefit Rider attached.

The amount payable in any event will be reduced by any Policy Loan Balance on the date of the Last Death. If the Last Death occurs during the grace period, the Amount Due (see the Grace Period Provision in the Monthly Deduction Section) will be deducted from the policy proceeds to cover Monthly Deductions to the date of death. The policy proceeds will be paid in one sum unless all or part of the proceeds is applied to a Payment Option. (See Payment of Benefits, Section 18.)


CHOICE OF DEFINITION OF LIFE INSURANCE TEST

This Policy is intended to qualify as a flexible premium adjustable life insurance contract under the Internal Revenue Code (called {the Code") and any interpretive regulation or rulings by the Internal Revenue Service. The Code provides two tests to determine whether the policy meets the definition of life insurance: the Cash Value Accumulation Test; and the Guideline Premium Test. The Test used for the life of this Policy will be the one chosen in the original Application; that Test cannot be changed.

NEV-18-E

CASH VALUE ACCUMULATION TEST

If you choose the Cash Value Accumulation Test, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the Net Single Premium Corridor Factor for the age of the younger Insured at the beginning of the policy year. If you choose the Cash Value Accumulation Test, the Net Single Premium Corridor Factor will be shown in Section 4.


GUIDELINE PREMIUM TEST

If you choose the Guideline Premium Test, you must choose one of two Death Benefit Corridors (the IRS Corridor or the Enhanced Corridor) in the original application. Evidence that there has been no change in insurability of either Insured since the Date of Issue may be required to change the Death Benefit Corridor for the Policy at a later time (see below). If you choose the Guideline Premium Test, the Corridor Factors will be shown in Section 4.

If you choose the IRS Corridor, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the IRS Corridor Factor for the age of the younger Insured at the beginning of the policy year.

If you choose the Enhanced Corridor, the Death Benefit will not be less than: the Policy's Cash Value plus the pro rata portion of any Monthly Deduction made for a period beyond the date of the Last Death; times the Enhanced Corridor Factor for the age of the younger Insured at the beginning of the policy year.


DEATH BENEFIT OPTIONS

This Policy provides five Death Benefit Options. The Death Benefit Option will be as chosen in the Application or as later changed. The Death Benefit Option is shown in Section 1.


OPTION 1

The Death Benefit equals the greater of:

-        The Face Amount shown in Section 1; and

- The death benefit required by the Guideline Premium Test with the Enhanced Corridor.


OPTION 2

The Death Benefit equals the greater of:

-        The Face Amount shown in Section 1; and

-        The death benefit required by the Guideline Premium Test with the IRS
         Corridor.


OPTION 3

The Death Benefit equals the greater of:

-        The Face Amount shown in Section 1 plus the Cash Value; and

- The death benefit required by the Guideline Premium Test with the Enhanced Corridor.


OPTION 4

The Death Benefit equals the greater of:

-        The Face Amount shown in Section 1; and

- The death benefit required by the Cash Value Accumulation Test with the Net Single Premium Corridor.


OPTION 5

The Death Benefit equals the greater of:

-        The Face Amount shown in Section 1 plus the Cash Value; and

- The death benefit required by the Cash Value Accumulation Test with the Net Single Premium Corridor.

If you have a Survivorship Level Term Insurance Rider, you can choose to have the Term Amount of the Rider added to the Face Amount of the Policy for purposes of calculating the Death Benefit.

NEV-18-E

CHANGING THE DEATH BENEFIT OPTION

After the first policy year and before the younger Insured is age 100, you can change the Death Benefit Option on the first day of any policy month by written application to the Company. However, if the change would increase the amount at risk (see Section 11), the change can be made: only if both Insureds are living on the Adjustment Date; and only if there has been no change in the insurability of both Insureds. A change in Death Benefit Option will be effective on the Adjustment Date shown in the new Policy Schedule.

Except with the consent of the Company, a change from Option 1 or 2 to Option 3 or a change from Option 4 to Option 5 can be made only if the Face Amount after the change is at least $100,000. A change from Option 2 to Option 3 will require evidence that there has been no change in insurability of either Insured since the Date of Issue. If you change from Option 1 or 2 to Option 3 or from Option 4 to Option 5: the Face Amount will be decreased such that the Death Benefit immediately before and after the change is the same; and no Surrender Charge will apply. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy. If you chose the Guideline Premium Test for the Policy, a portion of the Cash Value will be paid to you if necessary in order to allow the Policy to continue to qualify as life insurance.

If you change from Option 3 to Option 1 or 2 OR from Option 5 to Option 4, the Face Amount will be increased such that the Death Benefit immediately before and after the change is the same.

A change from Option 1 to Option 2 OR Option 2 to Option 1 is also allowed. A change from Option 2 to Option 1 will require evidence that there has been no change in insurability of either Insured since the Date of Issue.

10. Premiums


PAYMENT

Premiums are payments made to the Company to pay for the Policy. The Policy will not be in force until the first premium is paid. After the first premium is paid, premiums can be paid: at any time; and in any amount, subject to the Limits on Premiums below. Payments can be made at the Home Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. Unless you request otherwise in writing to the Company, any payment received by the Company in response to an anniversary bill and within 45 days after a policy anniversary when a Policy Loan exists on the Policy will be used: first, as a planned premium; and second, as payment of loan interest; and third, as an unscheduled payment. Otherwise, the payment will be used: first, as a planned premium; and second, as an unscheduled payment.


AMOUNT AND FREQUENCY

Planned annual premiums are shown in Section 1. Payments and Planned Premium Dates can be annual, semi-annual or quarterly or can be at any frequency agreed to by the Company. (See Limits on Premiums below.)

Unscheduled payments can be made at any time. (See Limits on Premiums below.)

Cash Values and Death Benefits will be permanently affected by the amount and frequency of planned and unscheduled payments.


LIMITS ON PREMIUMS

Payments are subject to these limits:

- No payment can be made at and after age 100 of the younger Insured, except as stated in the Grace Period provision (see Section 11); and

-        No payment can be less than $25; and

- Total planned and unscheduled payments will be limited to the Company's published maximum; and

- No unscheduled payment can be made if it increases the Death Benefit by more than it increases the Cash Value, except with the consent of the Company; and

- No planned premium can be increased except with the consent of the Company.

NEV-18-E

If you have selected the Guideline Premium Test for the Policy (see Section 9, Choice of Definition of Life Insurance Test), premiums on this Policy are also limited to an amount no greater than that allowing the Policy to continue to qualify as life insurance.


NET PREMIUM

The net premium is equal to: the premium payment; less no more than the Maximum Premium Expense Charge at the rates shown in Section 1.

11. Monthly Deduction


MONTHLY DEDUCTION

On the first day of each policy month until age 100 of the younger Insured, the Company will make a Monthly Deduction for that policy month from the Cash Value of this Policy. The amount of the Monthly Deduction for a policy month is equal to:

-        The cost of insurance and the cost of any riders for the policy month;

               PLUS

-        An amount not greater than the Maximum Monthly Policy Fee shown in
         Section 1;

               PLUS

- An amount not greater than the Maximum Monthly Mortality and Expense Risk Charge shown in Section 1; PLUS

- An amount not greater than the Maximum Monthly Administrative Charge shown in Section 1.

At and after age 100 of the younger Insured the Cash Value of the Policy will be calculated as described in the Cash Value of the Policy Section, except that the Monthly Deductions will be equal to zero.

If the Policy meets the Monthly Minimum Premium test (see below) or if a Guaranteed Death Benefit Rider is attached and the No Lapse Guarantee Benefit is in effect, the Monthly Deduction will be made, whether or not premiums are paid, until the Cash Value equals zero. Otherwise, the Monthly Deduction will be made, whether or not premiums are paid, as long as the Net Cash Value is sufficient to cover the entire Monthly Deduction. This provision will not continue any rider beyond the termination date as provided in the rider.

The Monthly Deduction will be deducted from the sub-accounts and the Fixed Account in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account unless you choose in writing to have Monthly Deductions deducted: from a specific sub-account or the Fixed Account until the Policy's portion of that sub-account or of the Fixed Account equals zero; and then from the remaining sub-accounts and the Fixed Account in the same proportion as the Cash Value of the Policy is in the sub-accounts and the Fixed Account.

NEV-18-E

COST OF INSURANCE

The monthly cost of insurance for the Policy is equal to: the amount at risk; times the cost of insurance rate per $1,000 for that month divided by 1,000. The amount at risk is equal to:

- The Death Benefit on the first day of the policy month discounted at the monthly equivalent of 4% per year;

              LESS

- The Cash Value on the first day of the policy month after the Monthly Deduction has been processed.


COST OF INSURANCE RATES

The cost of insurance rates for each policy year are based on: the sexes of the Insureds; the underwriting classes of the Insureds; and the ages of the Insureds on the first day of the policy year. The rates will be set by the Company each year on the policy anniversary, based on the expectations of the Company as to future experience. The Table of Guaranteed Insurance Factors per $1,000 (see
Section 2) shows the maximum guaranteed factor for each policy month which starts on the Policy Date or a policy anniversary. The factors between anniversaries vary monthly based on uniform distribution of deaths throughout the policy year.


MONTHLY DEDUCTION ADJUSTMENT AT DEATH

The portion of any Monthly Deduction made for a period beyond the date of the Last Death will be added to the policy proceeds. If the Last Death occurs during the grace period, the Amount Due (see Grace Period Provision below) will be deducted from the policy proceeds to cover Monthly Deductions to the date of the Last Death.


GRACE PERIOD

Unless the Policy meets the Monthly Minimum Premium test or unless a Guaranteed Death Benefit Rider is attached and the No Lapse Guarantee Benefit is in effect, if the Net Cash Value on the first day of a policy month is not enough to cover the Monthly Deduction for that month, the Company will mail a premium notice to you at your address on record with the Company. There is a grace period of 62 days from the date when the Monthly Deduction was due in which to pay the Amount Due.

The Amount Due is the least of: a premium large enough to permit the Monthly Deduction to be made; a premium large enough to permit the No Lapse Guarantee Benefit to be in effect if a Guaranteed Death Benefit Rider is attached to the Policy; and a premium large enough to meet the Monthly Minimum Premium test. The insurance remains in force during the grace period. If the Amount Due remains unpaid at the end of its 62-day grace period, the Policy will lapse without value. Any riders will also lapse without value unless otherwise stated in the rider.


MONTHLY MINIMUM PREMIUM

If certain criteria are met, this Policy will not lapse even if the Net Cash Value on the first day of the policy month is not enough to cover the Monthly Deduction due for that month. During the first three policy years, on the first day of each policy month, the Company will test for this benefit unless this Policy is the result of exercising a Change to a New Insured rider.

The test will compare (a) to (b), where:

- (a) equals the total of the Monthly Minimum Premiums for the Policy from the Policy Date to that policy month; and

- (b) equals the total premiums paid to date less all partial surrenders less any Cash Value paid to you to allow the Policy to continue to qualify as life insurance and less any Policy Loan Balance at that time.

If (b) is greater than or equal to (a), the Policy will not lapse if the Net Cash Value on the first day of the policy month is not enough to cover the Monthly Deduction due for that month.

The Monthly Minimum Premium is shown in the Policy Schedule. (See Section 1.) This Premium will be recalculated when: the Face Amount is decreased; the amount provided by riders attached to this Policy is changed; a partial surrender is made which results in a decrease in Face Amount; a correction in the insurance age of either Insured; or the underwriting class of this Policy and its riders is changed to a more favorable underwriting class.

NEV-18-E

12. Reinstatement After Lapse


REINSTATEMENT

If the Policy lapses, the Policy and riders can be reinstated. (See Limitations on Reinstatement below.) Reinstatement is subject to:

-        Written application to reinstate; and

-        Proof that both Insureds are insurable; and

- Payment or reinstatement of any Policy Loan Balance which existed on the date when the Policy lapsed; and

-        Payment of the cost to reinstate described below.

The Monthly Minimum Premium Test will be reinstated if the Policy lapses and is reinstated within the first three policy years.

The cost to reinstate in the first three policy years equals the least of:

- An amount equal to: the difference between the premiums paid and premiums required to allow the Policy to meet the Monthly Minimum Premium Test; plus two additional Monthly Minimum Premiums;

- An amount equal to: the difference between the premiums paid and premiums required to allow the No Lapse Guarantee Benefit to be in effect if the Guaranteed Death Benefit Rider is attached to the Policy; plus 2/12 of the Guaranteed Death Benefit Premium shown in Section 1; and

- An amount needed to keep the Policy and any riders in force for at least two months.

The cost to reinstate after the first three policy years equals the lesser of:

- An amount equal to: the difference between the premiums paid and premiums required to allow the No Lapse Guarantee Benefit to be in effect if the Guaranteed Death Benefit Rider is attached to the Policy; plus 2/12 of the Guaranteed Death Benefit Premium shown in Section 1; and

- An amount needed to keep the Policy and any riders in force for at least two months.


LIMITATIONS ON REINSTATEMENT

The Policy and riders cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the date of lapse.

Any rider which provides life or disability insurance on a person other than one of the Insureds can be reinstated only as stated in the rider.


EFFECTIVE DATE OF REINSTATEMENT

Reinstatement will take effect: only if the application for reinstatement is approved by the Company; and only when the premium for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.


MAXIMUM MONTHLY CHARGES AFTER REINSTATEMENT

For the purpose of determining the Maximum Monthly Policy Fee, Maximum Monthly Mortality and Expense Risk Charge, Maximum Monthly Administrative Charge, and Maximum Premium Expense Charge on any date after reinstatement, the period the Policy was lapsed will not count.


FIXED ACCOUNT INTEREST RATE AFTER REINSTATEMENT

If the Policy lapses and is reinstated in the same policy year, the rate of interest for the amount applied to the Fixed Account at reinstatement will be the effective interest rate (see Fixed Account Interest) for the Policy at the time of lapse. Otherwise, the rate of interest for the amount applied to the Fixed Account at reinstatement will be the rate set by the Company in advance for the date the Policy is reinstated.


SURRENDER CHARGE AT AND AFTER REINSTATEMENT

A Surrender Charge will be applied if the Policy lapses. If the Policy is reinstated, the Charge will be credited to the Cash Value of the Policy. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.

NEV-18-E

13. Cash Value of the Policy


CASH VALUE

The first net premium will be credited to the Policy as of the latest of:

-        The Policy Date;

-        The date of the last Part II of the Application; and

-        The date the first premium is received by the Company.

Each future net premium will be credited to the Cash Value as of the date it is received by the Company.

Until 15 days after the Company mails the Confirmation of the initial premium, the Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account and the Policy's portion of the Fixed Account (see the Sub-Accounts provision of Section 7 and The Fixed Account provision of
Section 8). Thereafter, the Cash Value of the Policy is equal to: the Policy's share of the chosen sub-accounts; plus the Policy's portion of the Fixed Account; plus the amount of any assets transferred to the general account of the Company because of Policy Loans. (See Section 14.) The amount of the Cash Value depends on: the frequency and amount of net planned premiums; the frequency and amount of net unscheduled payments; investment performance of the chosen sub-accounts; interest credited to the Policy's portion of the Fixed Account; Monthly Deductions; all chosen Death Benefit Options; partial surrenders; transfers among sub-accounts and the Fixed Account; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on: the actual investment performance of the chosen sub-accounts; and the interest credited to the Policy's portion of the Fixed Account. (See Actual Investment Return below.)

The Cash Value of the Policy is not increased by the cash value of any rider, unless stated in the rider.

NET CASH VALUE

The Net Cash Value is equal to:

-        The Cash Value of the Policy;

              LESS

-        Any Policy Loan Balance;

              LESS

- The Surrender Charge that would apply upon surrender, whether or not there is a surrender. (See Section 3.)

NEV-18-E

SURRENDER OF THE POLICY

You can surrender the Policy for its Net Cash Value at any time by notice to the Company in writing. Upon surrender, the Policy will be cancelled. The Net Cash Value will be paid to you in one sum, unless you choose in writing to apply all or part to a Payment Option. (See Payment of Benefits, Section 18.) If you surrender the Policy during the grace period, the Amount Due (see the Grace Period provision in the Monthly Deduction Section) will be deducted from the Net Cash Value to cover the Monthly Deduction to the date of surrender.


MONTHLY DEDUCTION ADJUSTMENT AT SURRENDER

The pro rata portion of any Monthly Deduction made for a period beyond the date of surrender will be added to the policy proceeds.


ACTUAL INVESTMENT RETURN

The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account and for its portion of the Fixed Account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

- (a) is equal to the Policy's share of the sub-account as of the end of the Valuation Period;

              PLUS

         the monthly charges deducted in the Valuation Period;

              LESS

         any net planned premium and net unscheduled payment credited during the Valuation Period;

              PLUS

         the total of the partial surrenders made during the Valuation Period;

              PLUS

         the interest credited to the sub-account during the Valuation Period for any borrowed portion of the Policy's Cash Value;

              PLUS or LESS

         a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and

- (b) is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;

              PLUS or LESS

         a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

The Actual Investment Return for the Fixed Account for each Valuation Period is equal to (a) minus (b); where:

- (a) is equal to the Policy's portion of the Fixed Account as of the end of the Valuation Period;

              PLUS

         the monthly charges deducted in the Valuation Period;

              LESS

         any net planned premium and net unscheduled payment credited during the Valuation Period;

              PLUS

         the total of the partial surrenders made during the Valuation Period;

              PLUS

         the interest credited to the Fixed Account during the Valuation Period for any borrowed portion of the Policy's Cash Value; and

- (b) is equal to the Policy's portion of the Fixed Account as of the end of the most recent Valuation Period.

VALUATION PERIODS AND VALUATION DATES

A Valuation Period for each sub-account is a period:

-        Which starts on a Valuation Date; and

-        Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date. Each Valuation Date ends at the close of regular trading on the New York Stock Exchange.

NEV-18-E

14. Policy Loans


POLICY LOANS

You can borrow all or part of the Loan Value of the Policy by written request to the Company. Unless the Company consents otherwise, no request can be made until the Company mails the Confirmation for the first premium. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time.

Unless you request otherwise, Policy Loans will reduce first, the Policy's share of the sub-accounts proportionately and second, if necessary, the Policy's portion of the Fixed Account, except as noted below in the Interest on Loans; Policy Loan Balance provision. Assets equal to the amount of the Loan:

-        Will be transferred to the general account of the Company; and

- Will earn interest at the effective rate per year of not less than: the Policy Loan interest rate; less .35%.

On each policy anniversary interest earned on the assets transferred to the general account will be credited to the Policy's Cash Value in the sub-accounts and the Fixed Account in the same proportion as the Policy's Cash Value is then invested in the sub-accounts and the Fixed Account.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.


LOAN VALUE

The Loan Value of the Policy on the date the Loan is made is equal to 90% of: the Cash Value of the Policy minus the Surrender Charge that would apply upon surrender (whether or not there will be a surrender).


INTEREST ON LOANS; POLICY LOAN BALANCE

Interest will be charged on Policy Loans at the rate shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the policy anniversary each year. Loan interest not paid when due will be added to the Loan and interest will be charged on it; when loan interest is added to the Loan, the Policy's share of the sub-accounts and the Policy's portion of the Fixed Account will be reduced proportionately.


REPAYMENT OF LOANS

Policy Loans can be repaid to the Company at any time in whole or in part. Loan repayments will be allocated: first, to repay the Loans made against the Fixed Account; and second, unless you request otherwise, to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts. The rate of interest for each loan repayment allocated to the Fixed Account will equal the lesser of: the rate set by the Company in advance for the date the loan repayment is allocated to the Fixed Account; and the effective interest rate (see Fixed Account Interest) for the Policy on the date of the repayment.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance on the date proceeds become payable. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the next loan interest due date or, if greater, on the current Valuation Date (called "excess Policy Loan"), the Company will mail a notice to you and to any assignee. The notice will be mailed to the addresses on record with the Company. If the excess amount is not paid to the Company within 62 days after the mailing of the notice, the Policy will lapse without value.

Unless you request otherwise in writing to the Company, any payment received by the Company in response to an anniversary bill and within 45 days after a policy anniversary when a Policy Loan exists on the Policy will be used: first, as a planned premium; and second, as payment of loan interest; and third, as an unscheduled payment. Otherwise, the payment will be used: first, as a planned premium; and second, as an unscheduled payment.

NEV-18-E

15. Policy Changes


DECREASE IN FACE AMOUNT

After the first policy year, the Face Amount may be decreased on the first day of any policy month by written request to the Company; but only if the Face Amount which will remain after a decrease is at least $100,000, except with the consent of the Company. No portion of the Cash Value will be paid to you unless you chose the Guideline Premium Test for the Policy and paying a portion of the Cash Value to you is necessary in order to allow the Policy to continue to qualify as life insurance. A Surrender Charge will apply to a decrease in Face Amount in proportion to the decrease. (See Section 3.) The Cash Value after the decrease in Face Amount will be equal to: the Cash Value just prior to the decrease; less any Surrender Charge for the decrease. The Death Benefit will be recalculated based on the new Face Amount and the Cash Value after the decrease. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.


PARTIAL SURRENDER

After the Company mails the Confirmation for the initial premium, you can make a partial surrender at any time by written request to the Company. A portion of the Cash Value will be paid to you. A Surrender Charge will apply if the Face Amount is decreased as a result of a partial surrender. The Surrender Charge will be in proportion to the decrease in Face Amount. (See Section 3.) In each policy year, partial surrenders will be limited, except with the consent of the Company, to: 20% of the Net Cash Value on the day the first partial surrender is made for the policy year; or, if less, the Loan Value minus any Policy Loan Balance. The amount of the partial surrender, including any Surrender Charge, will be deducted from the Cash Value. The Death Benefit of the Policy will be based on the reduced Cash Value. The Face Amount of the Policy will be reduced, if necessary, so the amount at risk before and after the partial surrender is the same. The Face Amount which will remain after the partial surrender must be at least $100,000, except with the consent of the Company. A decrease in Face Amount may require a decrease in the amounts provided by riders attached to this Policy.

Unless you request otherwise, a partial surrender will reduce: first, the Policy's portion of the sub-accounts proportionately; and second, the Policy's portion of the Fixed Account.

NEV-18-E

16. 24 Months Conversion Right


24 MONTHS CONVERSION RIGHT

The 24 Months Conversion Right allows you to convert all or a portion of this Policy, subject to the terms of this Section, to fixed benefit coverage: by transferring value to the Fixed Account; and by allocating future net premiums and future net unscheduled payments to the Fixed Account.

A request to exercise the 24 Months Conversion Right must be in written form satisfactory to the Company. The 24 Months Conversion Right can be exercised:

-    Once within 24 months after the Date of Issue of the Policy;

- Even if the Company is restricting new amounts applied to the Fixed Account. (See Restriction of New Amounts Applied to the Fixed Account provision of Section 8.)

If the Company is not restricting amounts applied to the Fixed Account: you can transfer to the Fixed Account all or part of the Policy's Cash Value in the sub-accounts; and you can allocate all or part of future net premiums and net unscheduled payments to the Fixed Account. However, at any time in the future if the Company is restricting new amounts applied to the Fixed Account, the Company reserves the right to limit the allocation of future net premiums and net unscheduled payments to the Fixed Account to the Policy's lowest Fixed Account allocation percentage since the most recent date when this Right was exercised. The Policy's share of the sub-accounts will be reduced proportionately when Cash Value is transferred under this Right.

If the Company is restricting amounts applied to the Fixed Account: you can transfer to the Fixed Account the portion of the Policy's Cash Value in the sub-accounts which is attributable to the coverage for which this Right is being exercised; and you can allocate future net premiums and net unscheduled payments to the Fixed Account based on the Company's published rules. The Policy's share of the sub-accounts will be reduced proportionately when Cash Value is transferred under this Right.

Transfers to the Fixed Account resulting from the exercise of the 24 Months Conversion Right are not counted in the limit of 4. (See Transfer Option provision of Section 7.)

17. Owner and Beneficiary


OWNER

The Owner of the Policy is named in the Application (see copy attached); but, the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will end at the Last Death, except for Payment of Benefits. (See
Section 18.)

BENEFICIARY

The Beneficiary is named in the Application (see copy attached); but, the Beneficiary can be changed before the Last Death. The Beneficiary has no rights in the Policy until the Last Death. The Beneficiary can be a person, a corporation, a partnership, a fiduciary or any other legal entity. A person must survive the last Insured to die to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner.

CHANGE OF OWNER OR BENEFICIARY

A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Home Office.

ASSIGNMENTS

An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment except that the rights of an irrevocable beneficiary named before the assignment are superior to those of the assignee. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Home Office. The Company will not be responsible for determining whether or not an assignment is valid.

NEV-18-E

DESIGNATION OF OWNER AND BENEFICIARY

A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

-    "Child" includes an adopted or posthumous child;

- "Provision for issue" means that if a Beneficiary does not survive both Insureds, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

- A family relation such as "wife", "husband" or "child" means the relation to Insured 1.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

18. Payment of Benefits

PAYMENT

The policy proceeds will be paid in one sum, unless all or part of the proceeds are applied to a Payment Option. (See Section 19.) The Company will pay interest on death proceeds from the date the proceeds become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company. The rate will not be less than: that required by law; or 3% per year. The interest payable on surrender proceeds is described in Section 6.

SELECTION OF PAYMENT OPTIONS; OPTION DATE

The selection of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the selection before the Last Death. The Option Date is the effective date of the Payment Option, as stated in the selection form.

PAYEE

The Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

SELECTION BY PAYEES

Any proceeds payable in one sum at the Last Death, or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, with the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.

RIGHTS OF PAYEES

In the selection of a Payment Option the right can be given to the Payee:

-    To withdraw principal and interest under the Fourth or Fifth Option; or

- To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee can assign, commute or withdraw the payments under any Payment Option, unless the right is reserved in the selection of the Option.

NEV-18-E

LIMITATIONS

If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

LIFE INCOME OPTIONS

Guaranteed Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section 20); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

PURCHASE OF INCREASED PAYMENT OPTION BENEFITS

On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 20). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

DEATH OF PAYEE

If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor Payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

COMMUTATION RATE

The interest rate used to compute the commuted value of any unpaid payments certain:

-    Under the First Option will be 3% per year; and

- Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

NEV-18-E

19. Payment Options

PAYMENT OPTIONS

All or part of the policy proceeds can be applied to any one of the following Options, subject to Section 18, Payment of Benefits:

FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS

The Company will make monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

-------------------------------------------------------------------------------
Number                     Number                     Number
of Years                   of Years                   of Years
-------------------------------------------------------------------------------
1               $84.47     11              $8.86      21            $5.32
2                42.86     12               8.24      22             5.15
3                28.99     13               7.71      23             4.99
4                22.06     14               7.26      24             4.84
5                17.91     15               6.87      25             4.71
6                15.14     16               6.53      26             4.59
7                13.16     17               6.23      27             4.47
8                11.68     18               5.96      28             4.37
9                10.53     19               5.73      29             4.27
10                9.61     20               5.51      30             4.18
-------------------------------------------------------------------------------

SECOND OPTION: LIFE INCOME

The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

- During the life of the Payee, with no payment after the death of the Payee, called "Life Income, No Refund"; or

- During the life of the Payee, but for at least 10 years, called "Life Income, 10 Years Certain"; or

- During the life of the Payee, but for at least 20 years, called "Life Income, 20 Years Certain".

THIRD OPTION: LIFE INCOME WITH REFUND

The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

-    The difference will be paid in one sum, called "Life Income, Cash Refund";
     or

- The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund".

FOURTH OPTION: INTEREST

The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

- Will be paid each month to the Payee starting one month after the Option Date; or


-    Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year.

FIFTH OPTION: SPECIFIED AMOUNT OF INCOME

The Company will make monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments can be quarterly or at any other frequency chosen, and payments can be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3% per year. Interest will be added each year to the principal and will earn interest.

NEV-18-E

SIXTH OPTION: LIFE INCOME FOR TWO LIVES

The Company will make monthly payments. Payments will start on the Option Date and will continue:

- While either of two Payees is living, called "Joint and Survivor Life Income"; or

- While either of two Payees is living, but for at least 10 years, called "Joint and Survivor Life Income, 10 Years Certain"; or

- While two Payees are living, and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".

20. Life Income Tables

LIFE INCOME TABLES

Guaranteed monthly payments per $1,000 of amounts applied to the Life Income Options are shown below:


-------------------------------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
-------------------------------------------------------------------------------
Age                        10           20
of            NO           YEARS        YEARS        CASH         INSTALMENT
Payee         REFUND       CERTAIN      CERTAIN      REFUND       REFUND
-------------------------------------------------------------------------------
*15           2.83         2.82         2.82         2.82         2.82
16            2.84         2.34         2.83         2.83         2.83
17            2.85         2.85         2.85         2.84         2.84
18            2.86         2.86         2.86         2.85         2.86
19            2.88         2.88         2.87         2.87         2.87

20            2.89         2.89         2.89         2.88         2.88
21            2.91         2.90         2.90         2.89         2.90
22            2.92         2.92         2.92         2.91         2.91
23            2.94         2.94         2.93         2.92         2.93
24            2.95         2.95         2.95         2.94         2.94

25            2.97         2.97         2.96         2.96         2.96
26            2.99         2.99         2.98         2.97         2.98
27            3.01         3.00         3.00         2.99         2.99
28            3.03         3.02         3.02         3.01         3.01
29            3.04         3.04         3.04         3.03         3.03

30            3.07         3.06         3.06         3.05         3.05
31            3.09         3.09         3.08         3.07         3.07
32            3.11         3.11         3.10         3.09         3.09
33            3.13         3.13         3.13         3.11         3.12
34            3.16         3.16         3.15         3.14         3.14

35            3.18         3.18         3.18         3.16         3.17
36            3.21         3.21         3.20         3.19         3.19
37            3.24         3.24         3.23         3.21         3.22
38            3.27         3.27         3.26         3.24         3.24
39            3.30         3.30         3.29         3.27         3.27

40            3.33         3.33         3.32         3.30         3.30
41            3.37         3.36         3.35         3.33         3.34
42            3.40         3.40         3.38         3.36         3.37
43            3.44         3.44         3.42         3.39         3.40
44            3.48         3.48         3.45         3.43         3.44

45            3.52         3.52         3.49         3.47         3.48
46            3.57         3.56         3.53         3.50         3.51
47            3.61         3.60         3.57         3.54         3.55
48            3.66         3.65         3.62         3.58         3.60
49            3.71         3.70         3.66         3.63         3.64

50            3.76         3.75         3.71         3.67         3.69
51            3.82         3.80         3.75         3.72         3.74
52            3.88         3.86         3.81         3.77         3.79
53            3.94         3.92         3.86         3.82         3.84
54            4.00         3.98         3.91         3.88         3.90

55            4.07         4.05         3.97         3.93         3.95
56            4.14         4.12         4.03         3.99         4.02
57            4.22         4.19         4.09         4.06         4.08
58            4.30         4.27         4.15         4.12         4.15
59            4.39         4.35         4.21         4.19         4.22

60            4.48         4.44         4.28         4.26         4.29
61            4.58         4.53         4.35         4.34         4.37
62            4.68         4.63         4.41         4.42         4.45
63            4.79         4.73         4.48         4.50         4.54
64            4.91         4.84         4.55         4.58         4.63

65            5.04         4.95         4.62         4.68         4.73
66            5.17         5.07         4.69         4.77         4.83
67            5.32         5.20         4.76         4.87         4.93
68            5.48         5.33         4.83         4.98         5.04
69            5.64         5.47         4.89         5.09         5.16

-------------------------------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
-------------------------------------------------------------------------------
Age                        10           20
of            NO           YEARS        YEARS        CASH         INSTALMENT
Payee         REFUND       CERTAIN      CERTAIN      REFUND       REFUND
-------------------------------------------------------------------------------
70            5.82         5.62         4.96         5.20         5.28
71            6.01         5.77         5.02         5.32         5.41
72            6.22         5.92         5.08         5.45         5.55
73            6.44         6.09         5.13         5.59         5.69
74            6.67         6.26         5.18         5.72         5.84

75            6.92         6.43         5.23         5.87         6.00
76            7.19         6.61         5.27         6.02         6.17
77            7.48         6.79         5.31         6.18         6.34
78            7.79         6.97         5.34         6.35         6.53
79            8.12         7.15         5.37         6.53         6.72

80            8.48         7.34         5.40         6.71         6.93
81            8.85         7.52         5.42         6.90         7.14
82            9.25         7.69         5.44         7.11         7.36
83            9.67         7.87         5.46         7.31         7.59
84           10.13         8.04         5.47         7.53         7.84

**85         10.62         8.20         5.48         7.78         8.09

* and under     **and over


-------------------------------------------------------------------------------
SIXTH OPTION: LIFE INCOME FOR TWO LIVES
-------------------------------------------------------------------------------
Age of One     Age of Other Payee
Payee              55                   60       65       70       75
-------------------------------------------------------------------------------
                      JOINT AND SURVIVOR
55                 $3.63               $3.75    $3.85     $3.93    $3.98
60                  3.75                3.92     4.08      4.21     4.31
65                  3.85                4.08     4.31      4.52     4.69
70                  3.93                4.21     4.52      4.83     5.12
75                  3.98                4.31     4.69      5.12     5.57
80                  4.02                4.38     4.82      5.36     5.97
-------------------------------------------------------------------------------
             JOINT AND SURVIVOR, 10 YEARS CERTAIN
55                 $3.63               $3.75    $3.85     $3.93    $3.98
60                  3.75                3.92     4.08      4.20     4.30
65                  3.85                4.08     4.30      4.51     4.68
70                  3.93                4.20     4.51      4.82     5.10
75                  3.98                4.30     4.68      5.10     5.51
80                  4.01                4.37     4.80      5.32     5.87
-------------------------------------------------------------------------------
                   JOINT AND 2/3 TO SURVIVOR
55                 $3.91               $4.08    $4.26     $4.46    $4.68
60                  4.08                4.28     4.50      4.74     5.00
65                  4.26                4.50     4.77      5.07     5.40
70                  4.46                4.74     5.07      5.45     5.87
75                  4.68                5.00     5.40      5.87     6.40
80                  4.90                5.27     5.73      6.30     6.98
-------------------------------------------------------------------------------

Payments for other ages will be quoted by the Company on request.

The rates shown above are based on an interest rate of 3% per year; and on mortality: using a 50/50 male/female weighting; based on the Individual Annuitant Mortality Table for 1983; and with projection on Scale G to the year 2000 and then on Scale B Modified to year 2035.

NEV-18-E

Amendments and Endorsements (To be made only by the Company)

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.


New England Life
Insurance Company
501 Boylston Street
Boston, Massachusetts 02117




FLEXIBLE PREMIUM

ADJUSTABLE VARIABLE SURVIVORSHIP LIFE POLICY

- The Death Proceeds are payable at the Last Death, if the Policy is in force.

-    The Policy can be adjusted by decreasing the Face Amount.

-    The amount and frequency of premium payments can be changed.

-    The Policy does not share in dividends.

NEV-18-E

NEL APP-80-99

[NEW ENGLAND FINANCIAL LOGO]                                Policy Number

501 BOYLSTON STREET
BOSTON, MA  02116-3700



APPLICATION TO NEW ENGLAND LIFE INSURANCE COMPANY
FOR SURVIVORSHIP LIFE INSURANCE

PART I

Questions below pertain to each Proposed Insured unless otherwise indicated.

PROPOSED INSURED 1
     1.   Name as it should appear in the policy. (first name,
          middle, last)
          ------------------------------------------------------

          ------------------------------------------------------

     2.   Residence Address
          ------------------------------------------------------

          ------------------------------------------------------
          City                   State           Zip
          ------------------------------------------------------
     3.   Home number ( )
          ------------------------------------------------------
     4.   Social Security Number
          ------------------------------------------------------
     5.   Sex  / /  Female  / /  Male
          ------------------------------------------------------
     6.   Date of Birth         /    /
          ------------------------------------------------------
     7.   Age Nearest Birthday
          ------------------------------------------------------
     8.   Birthplace: State               Country
          ------------------------------------------------------
     9.   U.S. Citizen   / / Yes  / /  No

          ------------------------------------------------------
               If No, complete supplemental form

          ------------------------------------------------------
    10.   Marital Status    / /  Single    / /   Married

          ------------------------------------------------------
          / /  Widowed     / /  Separated   / /  Divorced
          ------------------------------------------------------

    11. If Proposed Insured's name has been changed in the past 10 years, give former names.

          ------------------------------------------------------
    12.   a.   Business/Employer's name

          ------------------------------------------------------


          b.   Business Address

          ------------------------------------------------------


          ------------------------------------------------------
               City                      State      Zip
          ------------------------------------------------------

          c. Business number ( )
          ------------------------------------------------------

    13. Preferred calling time for follow up Personal History Interview (EST business hours)

                  AM        PM at  / /   Home / /  Business
          ------------------------------------------------------

    14.   a.   Occupation If Juvenile or Dependent Insured
               complete with payor data.

          ------------------------------------------------------

          b.   Exact duties

          ------------------------------------------------------
          c.   Annual income $

          ------------------------------------------------------
          d.   Net worth

          ------------------------------------------------------
          e.   Household Income if different than Annual $

          ------------------------------------------------------
          f.   Tax bracket for Variable products only        %
          ------------------------------------------------------

PROPOSED INSURED 2

    15.   Name as it should appear in the policy. (first name, middle, last)


          ------------------------------------------------------

    16.   Residence Address

          ------------------------------------------------------


          ------------------------------------------------------
          City                   State           Zip

          ------------------------------------------------------
    17.   Home number ( )

          ------------------------------------------------------
    18.   Social Security Number

          ------------------------------------------------------
    19.   Sex   / / Female  / /  Male

          ------------------------------------------------------
    20.   Date of Birth         /    /

          ------------------------------------------------------
    21.   Age Nearest Birthday

          ------------------------------------------------------
    22.   Birthplace: State               Country

          ------------------------------------------------------
    23.   U.S. Citizen  / /  Yes  / /  No

          ------------------------------------------------------
               If No, complete supplemental form
          ------------------------------------------------------

    24.   Marital Status    / /    Single    / /   Married
          ------------------------------------------------------

          / /    Widowed    / /    Separated  / /  Divorced
          ------------------------------------------------------
    25. If Proposed Insured's name has been changed in the past 10 years, give former names.

          ------------------------------------------------------

    26.   a.   Business/Employer's name

          ------------------------------------------------------

          ------------------------------------------------------

          b.   Business Address

          ------------------------------------------------------

          ------------------------------------------------------
               City                      State      Zip
          ------------------------------------------------------

          c. Business number ( )
          ------------------------------------------------------
    27. Preferred calling time for follow up Personal History Interview (EST business hours)
                  AM        PM at   / /  Home   / / Business
          ------------------------------------------------------
    28.   a.   Occupation If Juvenile or Dependent Insured
               complete with payor data.

          ------------------------------------------------------

          b.   Exact duties

          ------------------------------------------------------
          c.   Annual income $

          ------------------------------------------------------
          d.   Net worth

          ------------------------------------------------------
          e.   Household Income if different than Annual $

          ------------------------------------------------------
          f.   Tax bracket for Variable products only        %
          ------------------------------------------------------

                                          Application for Survivorship Life   1

-------------------------------------------------------------------------------
OWNER If business, also complete Business Supplement. List successive Owners and relationship to Proposed Insureds in Remarks section, in a numbered sequence.
    29.  a.   / / Proposed Insured 1                  / /    Proposed Insured 2
              / / Other  Provide name, address and relationship below.
              Name

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

              Street Address

         -----------------------------------------------------------------------
              City                         State             Zip
         -----------------------------------------------------------------------

              Relationship

         ----------------------------------------------------------------------
         b. First Owner's Social Security/Taxpayer ID Complete if other than Proposed Insured.

         ----------------------------------------------------------------------


-------------------------------------------------------------------------------
PREMIUM NOTIFICATION
    30.  Home of:       / / Proposed Insured 1           / / Proposed Insured 2
         Business of:   / / Proposed Insured 1           / / Proposed Insured 2

     / /  Owner  If other than either Proposed Insured.
     / /  Other  Provide name and address below.

         Name
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Street Address
         -----------------------------------------------------------------------

         City                                        State             Zip
         -----------------------------------------------------------------------

-------------------------------------------------------------------------------
BENEFICIARY If business, also complete Business Supplement. List additional Beneficiaries and relationship to Proposed Insureds in Remarks section.
--------------------------------------------------------------------------------
    31.  PRIMARY.
         -----------------------------------------------------------------------
         Name                                                        %

         -----------------------------------------------------------------------
         Relationship

         -----------------------------------------------------------------------
         Name                                                        %


         -----------------------------------------------------------------------
         Relationship

         -----------------------------------------------------------------------
         Name                                                        %


         -----------------------------------------------------------------------
         Relationship

         -----------------------------------------------------------------------
    32.  SECONDARY.

         -----------------------------------------------------------------------
         Name                                                        %

         -----------------------------------------------------------------------

         Relationship

         -----------------------------------------------------------------------
         Name                                                        %

         -----------------------------------------------------------------------

         Relationship

         -----------------------------------------------------------------------
         Name                                                        %

         -----------------------------------------------------------------------

         Relationship

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


                                          Application for Survivorship Life   2

-------------------------------------------------------------------------------

PLAN
    33.  Plan
         / /  Survivorship Whole Life
         / /  Modified Premium Survivorship Life
         / /  Flexible Premium Variable Adjustable Survivorship Life
         / /  Other
         ----------------------------------------------------------------------

    34.  Face Amount $
                     ----------------------------------------------------------

    35. DIVIDEND OPTION For non-variable products only.
        / /Cash  / /Accumulations  / /Premium Reduction     / /Paid-Up Additions

    36.  FOR VARIABLE PRODUCTS ONLY
         a. Planned Annual Premium State source of funds, if $10,000 or greater.
         ----------------------------------------------------------------------
              Year 1 $              Renewal $           Lump Sum $
         ----------------------------------------------------------------------
         b. Death Benefit Option
            / /Option A Enhanced with Face Amount
            / /Option B Enhanced with Face Amount plus Cash Value
            / /Option C Face Amount
            / /Option D Face Amount plus Cash Value
            / /Other

         COST OF INSURANCE RATES MAY CHANGE. The cost of insurance rates for the policy may change. The rates currently being charged are not guaranteed; and the Company may charge the full maximum guaranteed rates.
-------------------------------------------------------------------------------
BENEFITS/RIDERS
    37.  For all plans
         -------------
         a.  / /   Survivorship Four Year Term
         b.  / /   Split Option
         c.  / /   Single Life Level Term - Insured 1    $
                                                         ---------------
             / /   Single Life Level Term - Insured 2    $
                                                         ---------------
         d.  / /   Single Life Decreasing Term
                   Insured 1                             $
                                                         ---------------
             / /   Single Life Decreasing Term
                   Insured 2                             $
                                                         ---------------

         For variable products only                         Insured
         --------------------------                         -------
         e.  / /   Survivorship Level Term
         f.  / /   Waiver of Monthly                   / / 1   / /  2
                   Deductions
         g.  / /   Benefits for Disability of         / /  1   / /  2
                   Covered Insured


         For non-variable products only               Insured
         ------------------------------               -------
         h.  / /   Waiver of Premiums                / /   1  / /  2
         i.  / /   One Year Term (dividends)
         j.  / /   Additional Protection (TIO)           $
                                                         ---------------

         k.  / /   Paid-Up Additions (PUAR)


              State source of funds if $10,000 or greater.

              ----------------------------------------------------

             / /   Lump sum        at issue              $
                                                         ---------------
             / /   Annual:         at issue              $
                                                         ---------------

                                   Thereafter            $
                                                         ---------------
         l. / /    Substitute Insured




         m. / /     Other
                          -------------------------------
            / /     Other
                          -------------------------------
            / /     Other
                          -------------------------------
            / /     Other
                          -------------------------------
            / /     Other
                          -------------------------------





-------------------------------------------------------------------------------

                                 Application for Survivorship Life Insurance  3

NEL APP-80-99

COMPLETE QUESTIONS 38-42 FOR VARIABLE PRODUCTS ONLY.
------------------------------------------------------------------------------

    38. OWNER'S INFORMATION Complete questions 38 a-g only if Owner is other than either Proposed Insured.

         a.   Occupation
         ----------------------------------------------------------------------
         b.   Employer's name and address
         ----------------------------------------------------------------------

         ----------------------------------------------------------------------
         c.   Age
         ----------------------------------------
         d.    State of residence
         ---------------------------------------------------------------
         e.   Annual Income $
         ----------------------------------------
         f.    Net Worth $
         ---------------------------------------------------------------
         g.   Tax Bracket %
         ----------------------------------------


         h.    Is Owner associated with a member firm of the NASD?

               / / Yes / /No If Yes, give name and address of firm.
               --------------------------------------------------------------


               --------------------------------------------------------------


    39. Account Allocation* Indicate Whole Percentages Attach additional sheet if necessary.

         STABILITY
               %  Fixed Account
         --------
               %  Back Bay Advisors Money Market
         --------



         INCOME

               %  Back Bay Advisors Bond Income
         --------
               %  Fidelity VIP High Income
         --------



         GROWTH

               %  Back Bay Advisors Managed
         --------
               %  Fidelity VIP II Asset Manager
         --------
               %  Loomis Sayles Balanced
         --------
               %  Westpeak Stock Index
         --------
               %  Fidelity VIP Equity Income
         --------
               %  Westpeak Growth & Income
         --------
               %  Davis Venture Value
         --------
               %  Goldman Sachs Midcap Value
         --------
               %  Capital Growth
         --------
               %  Alger Equity Growth
         --------
               %  Fidelity VIP Overseas
         --------
               %  Loomis Sayles Small Cap
         --------
               %  Morgan Stanley International Equity
         --------

         OTHER

              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------
              %
         -------     ----------------------------


        *Total Account Allocations must equal 100%

-------------------------------------------------------------------------------
SUITABILITY STATEMENT BY APPLICANT For variable products only.      APPLICANT
                                                                    -----------

    40.  Did you receive the prospectus?                          / / Yes / /No
         a.  Prospectus number
                                         ------------------
         b.  Prospectus date                   /      /
                                         ------------------

    41. Do you understand that:
         a.   the Option B and D death benefit may increase
              or decrease depending on the policy's investment    / / Yes / / No
              return?
         b.   the cash value may increase or decrease
              depending on the policy's investment                / / Yes / / No
              return?

    42.  Do you believe that this policy will meet
         your insurance needs and financial objective?            / / Yes / / No

The Cash Value will be allocated to the Money Market account for an initial period described on page 1 of the prospectus.

THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. THE CASH VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH SEPARATE INVESTMENT ACCOUNT EXPERIENCE.

COST OF INSURANCE RATES MAY CHANGE. The cost of insurance rates for the policy may change. The rates currently being charged are not guaranteed; and the Company may charge the full maximum guaranteed rates.

-------------------------------------------------------------------------------

                               Application for Survivorship Life Insurance   4

NEL APP-80-99

-------------------------------------------------------------------------------
EXISTING INSURANCE

    43. Indicate life insurance policies in force for each Proposed Insured. If none, so state. Type: P=Personal, B=Business, G=Group

                                                              TYPE                                              ACCIDENTAL DEATH
         PROPOSED INSURED            COMPANY              (CIRCLE ONE)      YEAR OF ISSUE     LIFE AMOUNT        BENEFIT AMOUNT
         -----------------    -----------------------     --------------    --------------    -------------    -------------------
         / / 1     / / 2                                   P    B    G
         -----------------    -----------------------     --------------    --------------    -------------    -------------------
         / / 1     / / 2                                   P    B    G
         -----------------    -----------------------     --------------    --------------    -------------    -------------------
         / / 1     / / 2                                   P    B    G
         -----------------    -----------------------     --------------    --------------    -------------    -------------------
         / / 1     / / 2                                   P    B    G
         -----------------    -----------------------     --------------    --------------    -------------    -------------------
         / / 1     / / 2                                   P    B    G
         -----------------    -----------------------     --------------    --------------    -------------    -------------------

    44.  If either Proposed Insured is a Juvenile or Dependent, state relation to and             PROPOSED           PROPOSED
         amount of life insurance in force or applied for on person responsible for support      INSURED 1          INSURED 2
         of that Proposed Insured.                                                            ---------------    -----------------
         a.   Relationship to Proposed Insured
                                                                                              ---------------    -----------------
         b.   Amount of Insurance                                                             $                  $
                                                                                              ---------------    -----------------
         c.   If Juvenile, are there any other children insured for less than this child      / / Yes  / / No    / /  Yes  / / No
              (or these children)?  If Yes, give details in Remarks.

-------------------------------------------------------------------------------
REPLACEMENT

45.  Will any life insurance or annuity issued by this or any other company be replaced     / / Yes  / / No      / / Yes  / / No
         as a result of this Application for insurance?  If Yes, complete the following and submit replacement forms if required.

           PROPOSED
            INSURED                COMPANY              1035 EXCHANGE      POLICY DATE     POLICY NUMBER            AMOUNT
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------
          / / 1  / / 2                                 / / Yes  / / No                                             $
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------
          / / 1  / / 2                                 / / Yes  / / No                                             $
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------
          / / 1  / / 2                                 / / Yes  / / No                                             $
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------
          / / 1  / / 2                                 / / Yes  / / No                                             $
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------
          / / 1  / / 2                                 / / Yes  / / No                                             $
         --------------    ------------------------    ----------------    ------------    ---------------    --------------------

    46.  Has life or disability insurance
         on your life ever been declined,
         postponed or modified as to plan,
         amount or rate?                       / / Yes / /No     / / Yes / / No

         If Yes, give details in Remarks section.

-------------------------------------------------------------------------------

                                 Application for Survivorship Life Insurance  5

NEL APP-80-99

-------------------------------------------------------------------------------
AVOCATION AND HEALTH

    47.  a.   Driver's License No.
                                                                                              ---------------    -----------------
         b.   State
                                                                                              ---------------    -----------------

    48.  Have you used any form of tobacco in the past year?  If Yes:                         / / Yes  / / No     / / Yes  / / No
         a.   Cigarettes                                                                      / / Yes  / / No     / / Yes  / / No

         b.   Other (cigar, pipe, smokeless chew, patch, nicotine substitute)                 / / Yes  / / No     / / Yes  / / No

    49.  Have you been convicted of: driving under the influence of alcohol or drugs in the   / / Yes  / / No     / / Yes  / / No
         past 10 years; or two or more moving violations in the past 2 years?
         If Yes, complete supplemental form.

    50.  Have you in the past 2 years participated in, or do you intend to participate in:    / / Yes  / / No     / / Yes  / / No
         any flights as a trainee, pilot or crew member; underwater sports (SCUBA diving, hardhat, skin diving, snorkeling); sky sports (skydiving, hang gliding, parachuting, ballooning); or racing sports (auto, motorcycle, motorboat) or other hazardous avocations? If Yes, complete supplemental form.

    51.  Do you intend to travel or reside outside of the United States (excluding            / / Yes  / / No     / / Yes  / / No
         Canada)?  If Yes, give details in Remarks section.

    52.  a.    Have you had any treatment for or consultation with a physician concerning a   / / Yes  / / No     / / Yes  / / No
               heart attack, a stroke or cancer (other than skin cancer) within the past 2 years?  If Yes, give details in Remarks section.

         b.    Have you had any change in health or any treatment by or diagnostic            / / Yes  / / No     / / Yes  / / No
               consultation with a physician since the date of Part II of this
               Application? If Yes, give details in Remarks section.

PREMIUM PAYMENT
    53.  / / Annual  / / Semi-Annual   / /  Quarterly

              MSA Number
              -----------------------------------------------------------------
              / / New account Complete separate MSA Authorization.
              / / Add to existing MSA

              List Bill Number
              -----------------------------------------------------------------
              Payroll Deduct Case Number
              -----------------------------------------------------------------

        / /  Level Billing Option Complete additional form.

    54. / /   Automatic payment of premium in default if available.

         a.   From Dividend Accumulations
              For non-Variable products only.                 / / Yes  / / No

         b.   By Policy Loan                                  / / Yes  / / No

-------------------------------------------------------------------------------
PREPAYMENT If questions 52 a. or b. were answered Yes, no prepayment is permitted.

    55.  a.   / /  Amount $                         / / None
              Complete Prepayment Receipt & Temporary Life Insurance Agreement.

         b.   The Applicant understands and agrees to
              all limits, conditions and provisions of        / / Yes  / / No
              APP-535-98, the Prepayment Receipt and
              Temporary Life Insurance Agreement?

------------------------------------------------------------------------------
POLICY DATE
    56.  If available, special Policy Date requested                /    /
         is                                                    ----------------

-------------------------------------------------------------------------------


                                Application for Survivorship Life Insurance   6

NEL APP-80-99

-------------------------------------------------------------------------------
REMARKS/SPECIAL REQUESTS FOR ADDITIONAL COVERAGE Attach additional sheet, if necessary.


NEL APP-80-99

                              Application for Survivorship Life Insurance   7


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PART II  MEDICAL HISTORY OF PROPOSED INSUREDS
--------------------------------------------------------------------------------

For each Yes answer to questions 1-9, please provide details in question 11.                     PROPOSED           PROPOSED
                                                                                                 INSURED 1          INSURED 2
    1.  a.   Name, address and phone # of your personal physician.
              Proposed Insured 1

              Proposed Insured 2

         b.   Have you in the past 5 years consulted this, or any other physician for a         [ ] Yes  [ ] No   [ ] Yes   [ ] No
         routine checkup or physical examination?

     2.  Within the past 10 years have you been treated for or had any known indication of:     [ ] Yes  [ ] No   [ ] Yes   [ ] No
         frequent fatigue; frequent loss of appetite; frequent night sweats; chronic diarrhea; enlarged lymph nodes; unexplained infections; or unusual skin lesions?

     3.  Have you ever received treatment, advice or counseling from a                          [ ] Yes  [ ] No   [ ] Yes   [ ] No
         physician, other practitioner or an organization for
         excess alcohol use?

     4.  Have you ever used cocaine or other drugs except as prescribed by a physician or       [ ] Yes   [ ] No   [ ] Yes   [ ] No
         licensed practitioner?

     5.  Have you ever been treated by a member of the medical profession for, or been          [ ] Yes   [ ] No   [ ] Yes   [ ] No
         diagnosed by a member of the medical profession as having, Acquired Immune
         Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?

     6. Have you ever been treated for or diagnosed as having:

         a.   Cancer; cyst; tumor; or diabetes?                                                 [ ] Yes   [ ] No   [ ] Yes   [ ] No
         b.   High blood pressure; stroke; heart murmur; disease or disorder of the heart,      [ ] Yes   [ ] No   [ ] Yes   [ ] No
              blood or circulatory system?

         c.   Any mental or nervous disorder; epilepsy; any muscular or skeletal disorder;      [ ] Yes   [ ] No   [ ] Yes   [ ] No
              or any paralysis or deformity?
         d.   Disease or disorder of: kidneys, lungs, stomach, liver, lymph glands;             [ ] Yes   [ ] No   [ ] Yes   [ ] No
              digestive system; or urinary system?

     7.  Are you now receiving any treatment or medication?                                     [ ] Yes   [ ] No   [ ] Yes   [ ] No

     8.  Other than above, do you have any other physical disorders, or have you within the     [ ] Yes   [ ] No   [ ] Yes   [ ] No
         past 5 years: had any other diagnostic consultations for other than AIDS or ARC;
         been a patient in a medical facility; or been advised to have any other diagnoostic tests other than an HIV test, hospitalization or surgery?

     9.  a.   Height                                                                            ____ft.  _____in.   ____ft. _____in.

         b.   Weight                                                                            __________lbs.       ___________lbs.

         c.   Have you had any change in weight in the past year?                              [ ] Yes  [ ] No    [ ] Yes  [ ] No
         d.   If yes, how much?                                                                ___lbs.  Gain      ___lbs.  Gain
                                                                                                        Loss               Loss

    10.  Family                       PROPOSED INSURED 1                                     PROPOSED INSURED 2
         History                     ------------------------------------                   ---------------------------------
                                      Age(s)    Age(s)      Health status                    Age(s)   Age(s)    Health Status
                                        if        At         or cause of                       if       At       or cause of
                                      Living    Death          death                         Living   Death         death
                                      ------    -----       -------------                    ------   -----     -------------
         Father

         Mother

         Siblings    # Living ___                                           # Living __
                     # Deceased  ___                                        # Deceased  __

                            Application for Survivorship Life Insurance       8

NEL APP-80-99

    11. Explain Yes answers to questions 1-9 below. Attach additional sheet, if necessary.
--------------------------------------------------------------------------------

         PROPOSED INSURED 1
         ------------------

                               INITIAL                LAST                TYPE OF CONSULT,
          QUESTION #/       CONSULT/ONSET        CONSULT/RECOVERY       DIAGNOSIS, TREATMENT,            PHYSICIAN/FACILITY
            LETTER            MONTH/YEAR            MONTH/YEAR             MEDICATION, ETC.                 NAME & ADDRESS
         -------------     ----------------     ------------------     ----------------------    ----------------------------------

         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------

         PROPOSED INSURED 2
         ------------------
                               INITIAL                LAST                TYPE OF CONSULT,
          QUESTION #/       CONSULT/ONSET        CONSULT/RECOVERY       DIAGNOSIS, TREATMENT,            PHYSICIAN/FACILITY
            LETTER            MONTH/YEAR            MONTH/YEAR             MEDICATION, ETC.                 NAME & ADDRESS
         -------------     ----------------     ------------------     ----------------------    ----------------------------------

         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------


         -------------     ----------------     ------------------     ----------------------    ----------------------------------

                                Application for Survivorship Life Insurance    9

NEL APP-80-99

NEW ENGLAND LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
COMPANY USE ONLY:  ADDITIONS AND AMENDMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DECLARATIONS

GENERAL. To the best of my knowledge and belief, the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in the "Company Use" section as to: (a) age; or (b) plan of insurance; or (c) riders; or (d) amounts; or (e) rate class.

WHEN INSURANCE TAKES EFFECT. If a prepayment is made in connection with this Application, the insurance will take effect as stated in the Prepayment Receipt and Temporary Insurance Agreement. Otherwise, the insurance will take effect only when the first premium is paid; provided that at the time of such payment:
(a) this Application has been approved by the Company; and (b) there has been no change in insurability as represented in this Application since the date of the Application.

LIMITATIONS ON AUTHORITY OF PRODUCERS AND EXAMINERS. Producers and examiners do not have authority: (a) to determine insurability; (b) to change any terms of the Application; or (c) to make a contract for the Company.
--------------------------------------------------------------------------------
AUTHORIZATION

IN ORDER THAT INSURANCE CAN BE ISSUED, I authorize each of the following having records or knowledge of me or my health to give this information to the Company: a medical practitioner; a medical facility; an insurance company; the Medical Information Bureau; a consumer reporting bureau; and any other company, concern or person. If insurance on any minor child is applied for, this authorization extends to the records and knowledge of that child and the child's health. Information received by the Company may be disclosed to third parties in the conduct of the Company's business.

I authorize the preparation and procurement of an investigative consumer report.

I UNDERSTAND THAT: I have a right of access to and correction of all information obtained by the Company; I can ask to be interviewed with respect to any investigative consumer report; and I can ask for a copy of any such report. A photocopy of this authorization is as valid as the original. This authorization is valid for 30 months from the date it is signed. I have received a Notice of Information Practices; this Notice gives a more detailed description of the information practices of the Company.
--------------------------------------------------------------------------------
OWNER'S CERTIFICATION (In lieu of W9)

[ ] I am [ ] I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code. Under penalties of perjury, I certify that the information provided in this Certification is true, correct, and complete.
--------------------------------------------------------------------------------
SIGNATURES


Signed at:        City               State                  Date     /     /
----------        ----               -----                  ----------------

X       Proposed Insured 1 (Parent, if Proposed Insured 1 is under age 15)
X       Proposed Insured 2 (Parent, if Proposed Insured 2 is under age 15)
X       Applicant if other than Proposed Insureds
X       Owner if other than Proposed Insureds or Applicant                              Date    /     /
X       Producer

--------------------------------------------------------------------------------

                               Application for Survivorship Life Insurance    10

NEL APP-80-99